LEASE by and between BMR–LINCOLN CENTRE LP, a Delaware limited partnership and ILLUMINA, INC., a Delaware corporation

i Table of Contents 1. Lease of Premises.................................................................................................................... 1 2. Basic Lease Provisions............................................................................................................ 2 3. Term........................................................................................................................................ 7 4. Project and Base Building Work; Substantial Completion; Schedule and Budget................. 7 5. Rent ....................................................................................................................................... 12 6. Rent Adjustments.................................................................................................................. 14 9. Use ........................................................................................................................................ 18 10. Rules and Regulations, CC&Rs and Parking Facilities ........................................................ 20 11. Control by Landlord.............................................................................................................. 21 12. Quiet Enjoyment ................................................................................................................... 22 13. Utilities and Services ............................................................................................................ 23 14. Alterations............................................................................................................................. 28 15. Repairs and Maintenance ...................................................................................................... 31 17. Estoppel Certificate............................................................................................................... 35 18. Hazardous Materials ............................................................................................................. 36 19. Odors and Exhaust ................................................................................................................ 39 20. Insurance; Waiver of Subrogation ........................................................................................ 39 21. Damage or Destruction ......................................................................................................... 44 22. Eminent Domain ................................................................................................................... 46 23. Surrender............................................................................................................................... 47 24. Holding Over ........................................................................................................................ 48 25. Indemnification and Exculpation .......................................................................................... 49 26. Assignment or Subletting...................................................................................................... 50 27. Subordination and Attornment.............................................................................................. 54 28. Defaults and Remedies ......................................................................................................... 55 29. Bankruptcy............................................................................................................................ 60 30. Brokers .................................................................................................................................. 61 31. Definition of Landlord .......................................................................................................... 61 32. Limitation of Landlord’s Liability ........................................................................................ 61 33. Joint and Several Obligations ............................................................................................... 62

ii 34. Representations ..................................................................................................................... 63 35. Confidentiality ...................................................................................................................... 63 36. Notices .................................................................................................................................. 64 37. Miscellaneous ....................................................................................................................... 64 38. Telecommunications Equipment ........................................................................................ 69 39. Options to Extend Term........................................................................................................ 69 40. Expansion Option ................................................................................................................. 71 41. Right of First Refusal to Purchase ........................................................................................ 76 42. Multi Tenant Provisions........................................................................................................ 79 43. Secured Areas ....................................................................................................................... 79

LEASE THIS LEASE (this “Lease”) is entered into as of this ____ day of December, 2014 (the “Execution Date”), by and between BMR–LINCOLN CENTRE LP, a Delaware limited partnership (“Landlord”), and ILLUMINA, INC., a Delaware corporation (“Tenant”). RECITALS A. WHEREAS, Landlord owns certain real property (the “Property”) and all improvements on the Property which is located at 200-800 Lincoln Centre Drive, Foster City, California 94044 as more fully described on Exhibit A-1 attached hereto; B. WHEREAS, Landlord intends to construct on the Property three (3) buildings, each containing 160,000 square feet of Rentable Area, as defined below, (which buildings shall be referred to herein as “Building A”, “Building B” and “Building C”), one (1) building containing 40,000 square feet of Rentable Area (which building shall be referred to herein as “Building D”), and certain parking structures (known as PS1, PS2 and PS3), surface parking facilities and other improvements (such buildings and improvements are more fully depicted on the preliminary site plan attached hereto as Exhibit A, which site plan is for illustration purposes only and remains subject to change in accordance with the terms and conditions of this Lease). Building A, Building B, Building C and Building D or any combination thereof may be referred to herein as the “Buildings,” and any reference herein to a “Building” shall mean Building A, Building B, Building C or Building D, as applicable. Building A, Building B, Building C, Building D and all parking structures, facilities and other improvements serving such buildings, together with the Property, are collectively referred to herein as the “Project;” and C. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below), pursuant to the terms and conditions of this Lease, as detailed below. AGREEMENT NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows: 1. Lease of Premises. Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord (i) Building A (including, without limitation, all shafts, cable runs, mechanical spaces and rooftop areas (subject to the terms and conditions of this Lease)), (ii) Building B (including, without limitation, all shafts, cable runs, mechanical spaces and rooftop areas (subject to the terms and conditions of this Lease)), (iii) Building D (including, without limitation, all shafts, cable runs, mechanical spaces and rooftop areas (subject to the terms and conditions of this Lease)) and (iv) all landscaping, parking facilities and structures, private drives and other improvements and appurtenances within the Project related thereto or serving the applicable Buildings as reasonably designated by Landlord (all of (i), (ii), (iii) and (iv) above, together with the rights of access and

2 parking granted to Tenant hereunder which are appurtenant to the Premises, are collectively referred to herein as the “Premises”) for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant have mutually agreed to defer construction of PS1 (as defined in Section 40.5 below), and have agreed that the area where PS1 will be constructed will be paved and used as a surface parking lot until the “PS1 Trigger Date” as defined in Section 40.5 below. 1.1 Verification of Rentable Area. Upon completion of the Design Development Drawings (as defined below) or their equivalent for each Building in the Project, Landlord will cause an architect/space measurement consultant reasonably acceptable to Landlord and Tenant (the “Space Measurement Consultant”) to calculate the Rentable Area (as defined below) for the applicable Building using the method of measurement attached hereto as Exhibit L (the “Measurement Standard”) and the results of such measurement will be provided to Landlord and Tenant and may be referred to herein as the “Rentable Area” of such Building (provided, however, Landlord and Tenant hereby agree that, for purposes of this Lease, the Rentable Area for each of Building A, Building D and Building B shall be the Rentable Area set forth in Section 2.2 below). Landlord and Tenant hereby agree that the measurement of the applicable Building as determined by the Space Measurement Consultant (or, with respect to Building A, Building D and Building B, the Rentable Area set forth in Section 2.2 below) will be the final, binding Rentable Area of the applicable Building and will not be subject to change by either party during the Term, unless the physical size of a Building or the Premises leased by Tenant actually changes. Any amounts or provisions in this Lease which vary with Rentable Area will be appropriately adjusted upon such remeasurement and confirmed by Landlord to Tenant in writing. 2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions. 2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto. 2.2. “Rentable Area” of the Premises. Landlord and Tenant hereby stipulate that the Rentable Area of Building A, Building D and Building B shall be as follows: (a) Building A: 160,000 square feet. (b) Building D: 40,000 square feet. (c) Building B: 160,000 square feet. 2.3. “Base Rent”:

3 (a) Building A and Building D: Initial monthly and annual installments of Base Rent for Building A and Building D shall be payable commencing as of the Phase 1 Rent Commencement Date (as defined below), subject to increase as set forth in Section 6 below: Dates Square Feet of Rentable Area Base Rent per Square Foot of Rentable Area Monthly Base Rent Annual Base Rent Month 1 – Month 24 200,000 $32.86 annually $547,666.67 $6,572,000 (b) Building B : Initial monthly and annual installments of Base Rent for Building B shall be payable commencing as of the Phase 2 Rent Commencement Date (as defined below), subject to increase as set forth in Section 6 below and subject to the Building B Base Rent Abatement (as defined in Section 5.5 below): Dates Square Feet of Rentable Area Base Rent per Square Foot of Rentable Area Monthly Base Rent Annual Base Rent Month 1 – Month 24 160,000 $32.86 annually $438,133.33 $5,257,600 (c) Occupancy: Notwithstanding anything to the contrary, from and after the Term Commencement Date, Tenant shall be permitted to occupy any space within Building A and/or Building B for purposes of conducting business subject to the terms, conditions and provisions of this Section 2.3(c). Tenant shall not be permitted to occupy Building D for any purpose other than constructing the Tenant Improvements (as defined below) until the Phase 1 Rent Commencement Date. (i) Tenant will notify Landlord in advance before commencing any business activity in any Building, which notice must include proof that Tenant has obtained all required approvals, permits and licenses from any applicable Governmental Authorities to allow Tenant to legally commence business from such Building. (ii) If prior to the Phase 1 Rent Commencement Date, Tenant commences conducting business within any Building, then Tenant shall pay, with respect to any Rentable Area in which Tenant commences conducting business (any such Rentable Area, “Phase 1 Early Occupancy Space”), Early Occupancy Additional Rent (as defined below), for the period commencing on the date Tenant first conducts business activities in such Phase 1 Early Occupancy Space and ending on the date immediately preceding the Phase 1 Rent Commencement Date.

4 (iii) If, after the Phase 1 Rent Commencement Date but prior to the Phase 2 Rent Commencement Date, Tenant commences conducting business within a combined Rentable Area (within Building A and Building B) in excess of the Rentable Area of Building A (any such excess Rentable Area, “Phase 2 Early Occupancy Space”), then Tenant shall pay, with respect to such Phase 2 Early Occupancy Space, Early Occupancy Additional Rent, for the period commencing on the date Tenant first conducts business activities in such Phase 2 Early Occupancy Space and ending on the date immediately preceding the Phase 2 Rent Commencement Date. (iv) “Early Occupancy Additional Rent” shall mean one hundred percent (100%) of utility charges and other expenses incurred or attributable to any Building occupied by Tenant, Taxes (as prorated pursuant to Article 7), Insurance Expenses (as prorated pursuant to Article 13) and Operating Expenses (as prorated pursuant to Article 13). 2.4. Commencement Date: (a) The “Term Commencement Date” shall be the date that Building A, Building B and Building D are delivered to Tenant in TI Ready Condition. (b) The “Phase 1 Rent Commencement Date” is the date that is the later of (i) July 1, 2017 and (ii) the date that is nine (9) months after the date upon which Building A, Building B and Building D are delivered to Tenant in TI Ready Condition (as defined in the Work Letter); provided that if the Phase 1 Rent Commencement Date is delayed because of a Tenant Delay (as defined the Work Letter), then the Phase 1 Rent Commencement Date shall be the date that the Phase 1 Rent Commencement Date would have occurred but for such Tenant Delay, and in the event there is a Landlord Delay or an Uncontrollable Delay which actually delays completion of the Tenant Improvements (provided that no Uncontrollable Delays shall exceed 90 days regardless of the actual number of days of Uncontrollable Delay)), then the nine (9) month period set forth above will be extended by the number of days of such Landlord Delays and/or Uncontrollable Delays, as applicable. (c) The “Phase 2 Rent Commencement Date” is the date that is one (1) year after the Phase 1 Rent Commencement Date; provided that if the Phase 2 Rent Commencement Date is delayed because of a Tenant Delay, then the Phase 2 Rent Commencement Date shall be the date that the Phase 2 Rent Commencement Date would have occurred but for such Tenant Delay, and in the event there is a Landlord Delay or an Uncontrollable Delay which actually delays completion of the Tenant Improvements in Building B (provided that no Uncontrollable Delays shall exceed 90 days regardless of the actual number of days of Uncontrollable Delay)), then the Phase 2 Rent Commencement Date will be extended by the number of days of such Landlord Delays and/or Uncontrollable Delays, as applicable. 2.5. Term Expiration Date*: (a) Building A and Building D: The “Term Expiration Date” for Building A and Building D shall be date that is fifteen (15) years after the Phase 1 Rent Commencement Date.

5 (b) Building B: The “Term Expiration Date” for Building B shall be the date that is fifteen (15) years after the Phase 2 Rent Commencement Date. *The parties hereby acknowledge that the Term of this Lease as to Building A and Building D will not expire on the same date as the Term of the Lease as to Building B unless Tenant properly exercises the following option. Tenant shall have the option, exercisable by written notice (an “Extension Notice”) to Landlord within ninety (90) days after the Phase 2 Rent Commencement Date, to extend the Term Expiration Date for Building A and Building D such that the Term of the Lease with respect to Building A and Building D will expire conterminously with the Term of the Lease with respect to Building B. In the event Tenant delivers the Extension Notice within the time period set forth above, the Term of this Lease as to Building A and Building D shall be automatically extended such that Tenant’s lease of Building A and Building D will expire on the Term Expiration Date for Building B, and all terms and conditions of this Lease as applicable to Building A and Building D shall continue to apply during such extended Term, including the bi-annual adjustment of Base Rent payable as set forth in Section 6 below. Tenant will sign a commercially reasonable lease amendment memorializing such extension if requested by Landlord, but such extension will be effective regardless of whether such an amendment is fully executed by Landlord and Tenant. Tenant will not have the right to exercise the above option in the event Tenant is in default hereunder after the expiration of any applicable notice and cure periods. 2.6. Security Deposit: None. 2.7. Permitted Use: Office, R&D, manufacturing, distribution, laboratory and any other uses in conformity with all Applicable Laws (as defined below); provided that at least seventy-five percent (75%) of the Rentable Area of the Premises will be used for office, R&D, manufacturing, distribution and/or laboratory use. “Applicable Laws” shall mean all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations and any covenants, conditions or restrictions, reciprocal easements or similar agreements affecting the Project. Subject to Force Majeure or temporary interruptions due to casualty or repairs and maintenance, Tenant will have access to the Premises 24 hours per day, 7 days per week throughout the Term. 2.8. Address for Rent Payment: BMR-Lincoln Centre LP Attention Entity 445 P.O. Box 511415 Los Angeles, California 90051-7970 2.9. Address for Notices to Landlord:

6 BMR-Lincoln Centre LP 17190 Bernardo Center Drive San Diego, California 92128 Attn: Vice President, Real Estate Legal 2.10. Address for Notices to Tenant: Illumina, Inc. 5200 Illumina Way San Diego, CA 92122 Attn: Director of Facilities And Illumina, Inc. 5200 Illumina Way San Diego, CA 92122 Attn: General Counsel With a copy to: Martin Togni, Esq. Allen Matkins Leck Gamble Mallory & Natsis LLP 501 West Broadway, 15th Floor San Diego, CA 92101-3541 2.11. Address for Invoices to Tenant: Illumina, Inc. 5200 Illumina Way San Diego, CA 92122 Attn: Accounts Payable 2.12. The following Exhibits are attached hereto and incorporated herein by reference: Exhibit A Premises and Site Plan Exhibit A-1 Property Exhibit B Work Letter Exhibit B-1 Tenant Work Insurance Schedule Exhibit C-1 Shell Schematic Design Documents Exhibit C-2 Specifications Exhibit D Project Cost Estimate Exhibit E Project Costs Exhibit F Key Milestone Dates Exhibit G Multi-Tenant Provisions Exhibit H Tenant’s Personal Property Exhibit I Form of Estoppel Certificate

7 Exhibit J Acknowledgement of Commencement Date and Term Expiration Date Exhibit K Rules and Regulations Exhibit L Measurement Standard Exhibit M Form of Memorandum of Lease Exhibit N Form Termination of Memorandum of Lease 3. Term. The actual term of this Lease (as the same may be extended pursuant to Article 39 hereof, the “Term”) shall commence on the Term Commencement Date and shall end on the “Term Expiration Date” as defined in Section 2.5 above as to the applicable portions of the Premises. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. 4. Project and Base Building Work; Substantial Completion; Schedule and Budget. 4.1. Entitlements. Promptly upon the full execution and delivery of this Lease, Landlord shall diligently pursue the procurement of all permits, approvals, and entitlements necessary for the construction of the Project and Base Building Work (as defined below) on the Property (collectively, the "Entitlements"), which Entitlements will include PS1 to the extent reasonably practicable, even though PS1 will be constructed at a later date. If, as of October 4, 2015 (as such date may be extended by any Uncontrollable Delays (as defined below); but provided that such date will not be extended beyond December 1, 2015 regardless of the cause of delay), all Entitlements necessary to commence construction of the Project and Base Building Work have not been received or remain subject to any appeal or challenge for any reason, then Tenant will have the right (in its sole and absolute discretion) to terminate this Lease upon ten (10) days’ prior written notice to Landlord. In addition, in the event Tenant fails to exercise its termination right above, and any Governmental Authority notifies Landlord that Entitlements will not be issued for the Project (despite Landlord’s diligent efforts to procure such Entitlements including, without limitation, exhausting all administrative remedies available to Landlord in connection therewith), then Landlord will have the right to terminate this Lease by delivery of written notice to Tenant on or before December 31, 2015. Following the exercise of either of the termination rights above, this Lease shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of this Lease. The term “Uncontrollable Delay” shall mean any event of Force Majeure (as defined below), any strike, lockout or similar labor disturbance, any litigation, challenge or appeal brought by a third party objecting to the Project or Entitlements, excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in comparable office/lab buildings in Foster City, California, delays caused by changes to the Approved Plans (as defined below) requested by Governmental Authorities, any environmental mitigation requirements or similar unforeseen delay in obtaining Entitlements. 4.2. Landlord's Project and Base Building Work. Landlord will construct the Project and Base Building Work on an open book basis, using a general contractor selected by Landlord

8 on a negotiated fee basis, which general contractor will be retained pursuant to a guaranteed maximum price contract in a form reasonably negotiated by Landlord, a copy of which will be provided to Tenant. Tenant will have the right to reasonably approve the general contractor selected by Landlord, provided that such approval must be given or withheld (with a written statement outlining the reasonable basis for any disapproval) within five (5) days after Landlord’s request for approval or Tenant will be deemed to have approved the contractor. Promptly following the date on which the Entitlements necessary for the construction of the Project and Base Building Work have been received and are no longer subject to any potential appeal or challenge and the Approved Plans (as defined in Section 4.4 below) are approved, or on such earlier date as Landlord may elect in its discretion, Landlord shall cause the contractor selected by Landlord (the “General Contractor”) to commence and diligently prosecute the construction of the work described on the Approved Plans (the "Project and Base Building Work") in accordance with Section 2.1 of the Work Letter attached hereto as Exhibit B (the "Work Letter"); provided, Landlord shall have no obligation to start any grading or construction before the necessary Entitlements for the Project and Base Building Work have been received and are no longer subject to any potential appeal or challenge and PS1 construction will be deferred until the “PS1 Trigger Date” (as defined in Section 40.5 below). The Project and Base Building Work shall be constructed in a good and workmanlike manner, and in accordance with Applicable Laws (subject only to (a) such minor discrepancies as will not adversely impact the performance of the Tenant Improvements (collectively, the "Punchlist Items") and (b) any failure to comply with Applicable Laws as will not adversely impact Tenant's ability to obtain a certificate of occupancy and use the Premises for Tenant's Permitted Use). 4.3. Substantial Completion of Project and Base Building Work. The Project and Base Building Work shall be deemed "Substantially Complete" or there shall be "Substantial Completion" at such time as (a) Landlord has completed construction of the Project and Base Building Work in accordance with the Approved Plans (excluding PS1, which shall be constructed pursuant to Section 40.5 below), subject only to Punchlist Items (which shall be completed by Landlord within thirty (30) days after the preparation of the Punchlist, or as soon thereafter as is reasonably practicable provided Landlord uses diligent efforts to complete such Punchlist within a reasonable time), (b) Tenant has been provided the number of parking passes to which it is entitled pursuant to Section 10.4 of this Lease, and (c) Landlord has provided Tenant with continuous and uninterrupted access to the Premises (provided that Landlord will be permitted reasonable access to the Premises as necessary to complete the Punchlist Items). The date on which the Project and Base Building Work is deemed Substantially Complete pursuant to the foregoing shall be referred to herein as the "Substantial Completion Date." Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business. Tenant acknowledges that Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the Project and Base Building Work and payment of the TI Allowance (as defined in the Work Letter) or in connection with any repair obligations expressly undertaken by Landlord pursuant to this Lease. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by

9 Landlord and Tenant, conclusively establish that the Premises were at such time in good, sanitary and satisfactory condition and repair. 4.4. Approved Plans. Landlord has caused its architect to prepare the schematic plans attached hereto as Exhibit C-1 (the “Shell Schematic Design Documents”), based upon the specifications attached hereto as Exhibit C-2 (the “Specifications”). The Shell Schematic Design Documents, together with any Permitted Plan Changes (as defined below) and any Approved Significant Changes (as defined below) shall be referred to herein as the “Approved Plans.” The Approved Plans shall be subject to change (a) to accommodate minor field changes, (b) by Landlord provided such changes do not materially and adversely affect the quality of the Project and Base Building Work or Tenant’s ability to operate its business at the Premises for the Permitted Use, (c) to obtain Entitlements, (d) to comply with Applicable Laws or as required by any Governmental Authority as a condition to the issuance of a permit or other approval for the Project and Base Building Work (collectively, the “Permitted Plan Changes”). Tenant will not be entitled to object to any Permitted Plan Changes unless such Permitted Plan Changes are not a logical progression of the Shell Schematic Design Documents, including any change which results in (1) a reduction in the number of buildings to be built on the Property, (2) a material decrease in the Rentable Area, which for purposes hereof shall mean a decrease of more than ten percent (10%) of the Rentable Area of the Premises set forth in Section 2.2 above, (3) a reduction in the number of parking passes that Landlord can provide to Tenant below the number required in Section 10.4 below, (4) a material change which significantly impairs ingress or egress to the Project, or (5) a material change in the configuration of the Project (including a material change in the configuration of the improvements thereon) (each of the foregoing items (1) through (5), a “Significant Change”). (a) Significant Changes; Termination Right. In the event of a Significant Change, Landlord will cause the Approved Plans to be modified to incorporate the Significant Change and will submit such revised plans to Tenant for review. Tenant will have ten (10) days from and after the date Tenant is provided with the revised Approved Plans to deliver a written notice to Landlord which notice will either (i) approve the revisions, (ii) request reasonable changes to the revised Approved Plans (based upon the Significant Change) or (iii) terminate this Lease. Failure of Tenant to respond during such ten (10) day period, if such failure continues for an additional three (3) days after written notice to Tenant of such failure, shall be deemed Tenant’s approval of the revised Approved Plans. In the event Tenant reasonably objects to the revised Approved Plans, Landlord will revise the Approved Plans in order to address Tenant’s objections. Landlord shall then resubmit the further revised Approved Plans to Tenant for approval, but the approval period with respect to any such revisions shall be five (5) business days (and Tenant’s response will be limited to either approving such revisions or reasonably disapproving such revisions due to a failure to address Tenant’s requested changes). Failure of Tenant to respond within such five (5) business days, if such failure continues for an additional three (3) days after written notice to Tenant of such failure, will be deemed approval of such revised Approved Plans. If Tenant terminates this Lease as a result of a Significant Change in the Approved Plans, this Lease will thereafter be null and void and of no further force or effect, and Landlord will not be obligated to reimburse Tenant for any costs incurred by Tenant in connection with this Lease. Any changes made to the Approved Plans pursuant to the foregoing

10 process shall be referred to herein as “Approved Significant Changes.” After Tenant’s approval or deemed approval of the revised Approved Plans, Landlord shall submit the revised Approved Plans to the appropriate Governmental Authorities for approval. If the applicable Governmental Authorities require modifications to the resubmitted Approved Plans, then Landlord will revise the Approved Plans based upon the direction of such Governmental Authority (which change will be a Permitted Plan Change); provided, however, if such revisions constitute a Significant Change to the resubmitted Approved Plans, then Landlord shall resubmit the revised Approved Plans to Tenant pursuant to the review process for a Significant Change set forth above. In the event that Tenant does not exercise its right under subsection (iii) above in connection with such Significant Change, then, after Tenant’s approval or deemed approval of the revised Approved Plans, Landlord shall resubmit such revised Approved Plans to the Governmental Authority, and this process will be repeated until the Approved Plans are approved by the Governmental Authorities and all Entitlements are issued. Landlord will provide notice to Tenant of any Permitted Plan Change to allow Tenant to conform the Tenant Improvements to such change. Landlord will prepare the final construction drawings for the Project and Base Building Work in accordance with the Approved Plans (the “Design Development Drawings”) and provide a copy of such Design Development Drawings to Tenant, but Tenant will have no approval rights over the Design Development Drawings so long as they are consistent with and logical evolutions of the Approved Plans. (b) Change Orders. Tenant may request changes to the Approved Plans or Design Development Drawings in order to accommodate the Tenant Improvements by submitting a detailed request for such change(s) to Landlord in writing (a “Change Order”); provided that after Entitlements are issued for the Project and Base Building Work, Tenant will not be permitted to request a Change Order which would require any change to the Entitlements or could permit any Governmental Authority to revoke any Entitlement. As soon as reasonably practicable after receipt of Tenant’s requested Change Order, Landlord will either approve or deny the Change Order in its reasonable discretion. If Landlord approves the Change Order, Landlord will provide Tenant with a breakdown of the total anticipated cost to implement such Change Order and the time delay anticipated due to such Change Order (which time delay will be a Tenant Delay (as defined in Section 9.3 of the Tenant Work Letter) (a “Change Order Statement”). Tenant will have five (5) days after receipt of the Change Order Statement to approve the Change Order Statement. In the event that Tenant approves the Change Order Statement, Tenant shall be solely responsible for all costs incurred by Landlord in connection with the Change Order and shall pay such costs to Landlord within thirty (30) days of receipt of invoice from Landlord. Tenant’s failure to respond within such five (5) day period will be deemed disapproval of such Change Order Statement, in which case the Change Order will be deemed to have been rescinded and Landlord will not be obligated to make the requested change. 4.5. Budget/Additional TI Allowance. Landlord has established a budget for the Total Project Costs (as defined in Exhibit E) which it believes will be reasonably required to complete construction of the Project and Base Building Work for the Premises, which budget is $163,881,400 (the “Project Cost Estimate”) as more particularly set forth on Exhibit D attached hereto, and which Project Cost Estimate does not include the cost to construct PS1, as Tenant is obligated to pay the costs of construction of PS1 separately pursuant to Section 40.5 below.

11 Upon completion of the Design Development Drawings for the Project, Landlord will submit a revised interim budget to Tenant for informational purposes only, which revised budget is anticipated to be delivered on the date set forth as task 11 on Exhibit F attached hereto. Promptly upon completion of the Project and Base Building Work (except PS1, which shall be excluded from Project Costs for purposes of this Section 4.5), Landlord will calculate the actual total of all Project Costs incurred plus the Land Value Contribution to obtain the actual Total Project Costs (the “Final Budget”), which Final Budget will be delivered to Tenant together with a calculation of the Additional TI Allowance (as defined below), if any. In the event the Final Budget is less than the Project Cost Estimate, the difference shall be an addition to the TI Allowance payable to Tenant pursuant to the Work Letter (the “Additional TI Allowance”). It is the intention of the parties that the Additional TI Allowance will not include any amount due to the deferred construction of PS1, as the Project Cost Estimate does not include the cost to construct PS1 and Tenant is obligated to pay the costs of construction of PS1 pursuant to Section 40.5 below. 4.6. Schedule/Delays. Landlord will use commercially reasonable efforts to (a) cause each Building to be delivered to Tenant in TI Ready Condition within eighteen (18) months after the date of issuance of the building permit for such Building (subject to Tenant Delays and Uncontrollable Delays), (b) meet the “Key Milestone Dates” set forth on Exhibit F, as such dates may be extended by Tenant Delays and Uncontrollable Delays and (c) cause the Substantial Completion Date to occur on or before the Phase 1 Rent Commencement Date (as to Building A and Building D and the parking structure (“PS2”) described on Exhibit A as “Parking Structure 2”) and on or before the Phase 2 Commencement Date (as to Building B); provided, however, except as otherwise expressly provided under Section 4.1 above or under this Section 4.6 below, Tenant agrees that in the event any or all of the deadlines set forth in (a), (b) or (c) above are not reached for any reason, then this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In the event that Building A, Building D and Building B are not in TI Ready Condition (as defined in the Work Letter) on or before the date which is one hundred twenty (120) days after July 1, 2016 (as such July 1, 2016 date may be extended by Tenant Delays and Uncontrollable Delays (provided that Uncontrollable Delays will not exceed 90 days for purposes of this Section 4.6) (“Outside Date”), then the sole remedy of Tenant shall be a credit equal to one (1) day of free Base Rent (to be applied commencing on the Phase 1 Rent Commencement Date) for each day beyond the Outside Date that Building A, Building D and Building B are not in TI Ready Condition; provided that if such delay exceeds sixty (60) days, then for each day of delay beyond sixty (60) days, Tenant will receive two (2) days of free Base Rent (to be applied commencing on the day that is sixty-one (61) days following the Phase 1 Rent Commencement Date) for each day of delay beyond sixty (60) days. In the event that Building A, Building D and Building B are not in TI Ready Condition on or before the date (“Outside Termination Date”) which is two hundred forty (240) days after July 1, 2016 (as such July 1, 2016 date may be extended by Tenant Delays and Uncontrollable Delays (provided that Uncontrollable Delays will not exceed 90 days for purposes of this Section 4.6)), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord. The Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Termination Date and not later than five (5) business days after the Outside Termination

12 Date. If Tenant delivers the Outside Date Termination Notice, this Lease shall terminate as of the date of such notice, and Landlord will not be obligated to reimburse Tenant for any costs incurred by Tenant in connection with this Lease. 4.7. Assignment of Warranties. Except for Landlord’s responsibility under Section 15.3 below, Landlord will not be responsible for any defects in the Project and Base Building Work; provided that Landlord will obtain industry standard warranties relating to such Project and Base Building Work (which warranties shall, with respect to any elements of the Project and Base Building Work related to the roof membrane of a Building, be in effect for a minimum of 15 years following the date the applicable Building is in TI Ready Condition; and, as to the warranty applicable to the glazing system, Landlord will use good faith efforts to obtain a 15 year warranty, including purchasing such warranty if available from the applicable contractor at a commercially reasonable price) and Landlord will assign to Tenant all warranties obtained by Landlord in connection with the non-structural portions of the Project and Base Building Work (but only to the extent such warranties are assignable). Landlord will reasonably cooperate with Tenant to enforce such warranties; provided that Landlord will not have any obligation to initiate legal proceedings or perform or pay the cost to perform any work which any contractor fails to perform. Any assignment of such warranties will provide that assignment of the warranty to Tenant will not affect Landlord’s rights pursuant to such warranties, and Landlord reserves the right to enforce such warranties directly against the applicable contractor, at its sole option. In the event any warranties cannot be assigned to Tenant, Landlord will enforce such warranties against the applicable contractor on Tenant’s behalf. 4.8. Confirmation of Dates. Tenant shall execute and deliver to Landlord any factually correct written acknowledgments of the Rent Commencement Date(s) (as defined below) and the Term Expiration Date for the applicable portion of the Premises within ten (10) business days of Landlord’s request (provided, however, that Landlord shall not be permitted to request any such acknowledgement until after the applicable Rent Commencement Date), which acknowledgement shall be in the form attached as Exhibit J hereto. Failure to execute and deliver such acknowledgment, however, shall not affect any Rent Commencement Date(s) or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend any Rent Commencement Date(s). 5. Rent. 5.1. Base Rent. Tenant shall pay to Landlord as Base Rent for (a) Building A and Building D, commencing on the Phase 1 Rent Commencement Date, and (b) Building B, commencing on the Phase 2 Rent Commencement Date (as applicable, the “Rent Commencement Date”), the Base Rent set forth in Section 2.3, subject to the rental adjustments provided in Article 6 hereof and subject to the Building B Base Rent Abatement (as defined in Section 5.5 below). Base Rent shall be paid in equal monthly installments in advance on the first day of each and every calendar month during the Term. Beginning on the applicable Rent Commencement Date, Tenant shall pay to Landlord an amount equal to the Base Rent, subject to adjustments pursuant to Section 6 below without deduction, offset or prior notice or demand, except as may be expressly provided by the terms of this Lease.

13 5.2. Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) any Early Occupancy Additional Rent due pursuant to Section 2.3(c) above, (b) amounts related to Operating Expenses, Insurance Expenses and Taxes (each as defined below), (c) the Property Management Fee (as defined below) and (d) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure periods. 5.3. Payment of Rent. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as may be expressly provided by the terms of this Lease), in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term or any early occupancy pursuant to Section 2.3(c) above commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month. 5.4. Rental Obligation. Except as expressly provided in this Lease, Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use not attributable to a breach of this Lease by Landlord (Section 28.13 below shall govern any breach by Landlord) or (c) any other occurrence; and, except as expressly provided in this Lease, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. For avoidance of doubt, Landlord and Tenant agree that, for purposes of this Section 5.4, the phrase “except as expressly provided in this Lease” means that in the event of any conflict between this Section 5.4 and any other express provision of this Lease, the express provision of this Lease shall control. 5.5. Base Rent Abatement. Tenant’s obligations with respect to Base Rent as to Building B only (and not as to any other Building) shall be subject to abatement in the amount of Five Million Two Hundred Fifty-Seven Thousand Six Hundred Dollars ($5,257,600) (the "Building B Base Rent Abatement"), which Building B Base Rent Abatement shall be amortized and applied in equal installments over months one (1) through twelve (12) of the initial Term with respect to Building B commencing on the Phase 2 Rent Commencement Date; provided, however, that Tenant shall not be entitled to any portion of the Building B Base Rent Abatement accruing during a period of time in which Tenant is in monetary Default or material non- monetary Default under this Lease. Tenant acknowledges and agrees that the Building B Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay the Rent and perform all of the obligations of Tenant under this Lease (including, without limitation, Tenant’s obligations with respect to PS1 under Section 40.5 below). The Building B Base Rent Abatement shall not work to abate or reduce Tenant’s

14 obligations under this Lease with respect to Additional Rent for Building B including (without limitation) Tenant’s obligations with respect to Taxes, Insurance and Operating Expenses with respect to Building B; provided, however, that the Property Management Fee for months one (1) through twelve (12) of the initial Term with respect to Building B shall be adjusted pursuant to Article 8 below. 6. Rent Adjustments. Base Rent for the Premises shall be subject to an upward adjustment of five percent (5%) of the then-current Base Rent every twenty four (24) months during the Term. As to Building A and Building D, the first such adjustment shall become effective commencing on the second (2nd) annual anniversary of the Phase 1 Rent Commencement Date, and subsequent adjustments shall become effective on every other successive annual anniversary for so long as this Lease continues in effect with respect to Building A and Building D. As to Building B, the first such adjustment shall become effective commencing on the second (2nd) annual anniversary of the Phase 2 Rent Commencement Date, and subsequent adjustments shall become effective on every other successive annual anniversary for so long as this Lease continues in effect with respect to Building B. In the event Tenant exercises the Land Rental Option (as defined in Section 40.1 below), then the Expansion Land Rent will be subject to an upward adjustment of five percent (5%) of the then-current Expansion Land Rent every twenty four (24) months during the term of the Land Rental Option commencing on the first day of the sixty-first (61st) month following the Phase 1 Rent Commencement Date, and subsequent adjustments shall become effective on every other successive annual anniversary for so long as the Land Rental Option continues in effect. The Project Costs Component (as defined in Section 40 below) of Base Rent for the Expansion Space will be subject to an upward adjustment of five percent (5%) of the then-current Project Costs Component of Base Rent every twenty four (24) months during the Term commencing on the second (2nd) annual anniversary of the Expansion Space Commencement Date (as defined below), and subsequent adjustments of the Project Costs Component shall become effective on every other successive annual anniversary for so long as this Lease continues in effect with respect to the Expansion Space, and the Land Rent Component (as defined below) of Base Rent for the Expansion Space shall be subject to an upward adjustment of five percent (5%) of the then-current Land Rent Component of Base Rent every twenty four (24) months commencing on the first day of the sixty-first (61st) month following the Phase 1 Rent Commencement Date (the “Initial Land Rent Component Adjustment Date”) regardless of when payment of the Land Rent Component commences (i.e., adjustments of the Land Rent Component shall commence on the Initial Land Rent Component Adjustment Date even if Tenant’s payment obligations with respect to the Land Rent Component do not begin until after the Initial Land Rent Component Adjustment Date), and subsequent adjustments shall become effective on every other successive annual anniversary for so long as this Lease continues in effect with respect to the Expansion Space. 7. Taxes. 7.1. Commencing on the earlier of (i) the Phase 1 Rent Commencement Date or (ii) the first day of any early occupancy pursuant to Section 2.3(c) above, and continuing for each tax year (each such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses Taxes), for the balance of the Term, Tenant

15 shall pay to Landlord the amount of all Taxes levied and assessed for any such year as follows: Tenant shall pay 100% of the portion of Taxes attributable to improvements on the Property, plus a pro rata portion of Taxes attributable to the land within the Project (which pro rata portion will be calculated based upon a fraction, the numerator of which will be (a) prior to the Phase 1 Rent Commencement Date, the combined Rentable Area of any Phase 1 Early Occupancy Space occupied under Section 2.3(c)(ii) above, (b) after the Phase 1 Rent Commencement Date but prior to the Phase 2 Rent Commencement Date, the combined Rentable Area of Building A, Building D and any Phase 2 Early Occupancy Space, and (c) at any time after the Phase 2 Rent Commencement Date, all Rentable Area leased by Tenant, and the denominator of which will be total Rentable Area of the Project including, without limitation, the Expansion Space). “Taxes” means all government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Premises or any portion thereof) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space at the Premises; taxes based on the Rentable Area of the Premises or any portion thereof, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Notwithstanding anything in this Lease to the contrary, Taxes shall not include any federal or state income taxes, net income, franchise, capital stock, estate or inheritance and succession taxes, or taxes that are the personal obligation of Tenant. Any amount paid by Tenant for any partial year of the Term shall be prorated on the basis of the number of days of such partial year. Payment shall be made in the following manner: Tenant shall pay to Landlord the amounts owed under this Article 7 within thirty (30) days after Landlord gives notice to Tenant of the amount of such Taxes payable by Tenant (or not less than fifteen (15) days prior to delinquency, whichever is later). Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the relevant taxing authority. Notwithstanding the foregoing, if Applicable Laws allow any such Taxes to be paid in installments, then Tenant may make such payments to Landlord in installments, provided that each such installment shall be payable to Landlord not less than fifteen (15) days prior to the date upon which payment of the applicable installment to the taxing authority becomes delinquent. In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay Taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges imposed by any governmental authority for late payment. (a) Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the first five (5) years of the initial Term, any sale, refinancing, or change in ownership of the Project is consummated, and as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the "Reassessment") for real estate tax

16 purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the following provisions shall apply to such Reassessment of the Project. (b) For purposes of this Section 7.1, the term "Tax Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project, the Buildings or the tenant improvements located in the Project, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, (iii) is attributable to improvements (including, without limitation, due to construction of Building A, Building D, Building B and Building C as applicable) constructed on the Project and not due to a change in ownership, or (iv) is attributable to the annual inflationary increase of real estate taxes permitted to be assessed annually under Proposition 13. During the first five (5) years of the initial Term, any Tax Increase shall be excluded from Taxes. After the first five (5) years of the initial Term, any Tax Increase shall be included in Taxes. (c) The amount of Taxes which Tenant is not obligated to pay or will not be obligated to pay during the first five (5) years of the initial Term in connection with a particular Reassessment pursuant to the terms of this Section 7.1, shall be referred to as a "Proposition 13 Protection Amount." At any time during the Term, upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "Applicable Reassessment"), by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year during the Term (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each such year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the prime interest rate, as reported by Wells Fargo Bank, N.A. (or if Wells Fargo ceases to exist to publish such a rate, the largest federally chartered banking institution in California) as of the date of Landlord's exercise of its right to purchase, as set forth in this Section 7.1(c). Upon such payment of the Proposition 13 Purchase Price, the provisions of Subsection 7.1(b) of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. If Landlord estimates the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's Base Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Base Rent next due shall be increased by the amount of the overestimation.

17 7.2. Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of Taxes, any special assessment, or the validity of any Taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (a) pay the Taxes alleged to be due in their entirety and seek a refund from the appropriate authority or (b) post a bond in an amount sufficient to ensure full payment of the Taxes, including any potential interest, late charge and penalties. Upon a final determination with respect to any such contest or protest, Tenant shall promptly pay to the appropriate Governmental Authority all sums found to be due with respect thereto. In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing. Any such contest or protest shall be at Tenant's sole expense, and if any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest or protest, Tenant shall pay the same. 7.3. If Tenant obtains a refund as the result of Tenant's protest or contest, and subject to Tenant's obligation to pay Landlord's actual costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to the Premises during the Term. 7.4. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least ten (10) days prior to delinquency. 7.5. To the extent Landlord is required by a lender, Tenant shall timely pay all tax and insurance impound payments due on the Premises. 7.6. Tenant shall not be responsible for Taxes attributable to the time period prior to the Phase 1 Rent Commencement Date except to the extent required under Section 2.3(c) above. Tenant’s responsibility for Taxes shall continue to the latest of (a) the date of termination of the Lease and (b) the date Tenant has fully vacated the Premises (provided that the foregoing will not limit Landlord’s remedies in the event of a default by Tenant hereunder). 7.7. Cut-Off Date. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for Taxes attributable to any calendar year which are first billed to Tenant more than eighteen (18) months after the expiration of the applicable calendar year, except with respect to supplemental Taxes. 8. Property Management Fee. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, the Property Management Fee (as defined below). The “Property Management Fee” shall equal one percent (1%) of Base Rent due from Tenant (subject to increase pursuant to Exhibit G). Tenant shall pay the Property Management Fee with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant’s obligation to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof has been abated and, for any period of time in which

18 Base Rent is abated, the Property Management Fee will be calculated as if Tenant were paying the amount of Base Rent that is being abated (provided, however, that, for purposes of calculating the Property Management Fee for months one (1) through twelve (12) of the initial Term with respect to Building B, the dollar amount of Base Rent actually abated in connection with the Building B Base Rent Abatement pursuant to Section 5.5 of this Lease shall be deducted from Base Rent for Building B). 9. Use. 9.1. Tenant shall not use the Premises, or permit or suffer the Premises to be used, for any purpose other than the Permitted Use without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable discretion. 9.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Premises or any portion thereof, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon the Premises or with respect to the use or occupation thereof. 9.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Premises or any portion thereof, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises or any portion thereof, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. 9.4. So long as Tenant or a Tenant’s Affiliate (as defined below) is the sole tenant of the Project, Tenant shall, at Tenant's sole cost and expense, have the exclusive right to install the maximum amount of any legally permitted signage in the Project ("Signage"), which Signage shall be subject to compliance with all Applicable Laws. In the event Tenant or a Tenant’s Affiliate is not the sole tenant of the Project, Tenant will have the right to install and/or maintain its pro-rata portion of the legally-permissible signage for the Project, and will remove any Signage installed in excess of such pro-rata allotment, as designated and directed by Landlord. Such Signage may include (a) building top signage on any Building at least fifty percent (50%) leased by Tenant (provided that Tenant’s building top signage rights will not be exclusive for any Building not 100% leased by Tenant or a Tenant’s Affiliate), (b) monument signage near the entrance to each Building leased by Tenant (including Building D, if applicable), and (c) signage at each entrance to the Project. Tenant shall keep the Signage in good condition and repair. The size, design, and other physical aspects of any sign shall be subject to any covenants, conditions, or restrictions encumbering the Premises and, any Applicable Laws. The cost of the sign(s), including but not limited to the permitting, installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or if Tenant fails to remove such sign(s) upon termination of this Lease (or upon Landlord’s direction if Tenant ceases to be the sole

19 tenant of the Project), and/or fails to repair any damage to the Buildings, Project or Project monument signs caused by such removal (including without limitation, painting the damaged portions of the Buildings and any other portions of the Buildings that Landlord reasonably determines in good faith shall be painted so that repainting the damaged portion of the Buildings does not adversely affect the visual appearance of the Buildings, if required by Landlord; provided, however, in no event shall Landlord require Tenant to repaint an entire Building), Landlord may do so at Tenant's expense. Tenant shall on demand reimburse Landlord for all costs incurred by Landlord to effect such removal, which amounts shall be deemed Additional Rent and shall include without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and actual attorneys' fees with interest thereon. 9.5. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval and pays for any structural support necessary to support such additional loads. Tenant may place such equipment only in a location designed to carry the weight of such equipment. 9.6. Tenant shall not (a) use or allow the Premises to be used for unlawful purposes or any use which would reasonably be expected to offend an institutional landlord of comparable first class laboratory properties in the vicinity of the Project or (b) cause, maintain or permit any nuisance or waste in, on or about the Premises. 9.7. Tenant shall, at its sole cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of any Governmental Authorities (including, without limitation, all state, county, municipal, and federal governments and their departments, bureaus, boards and officials) relating to the Premises, including, without limitation the requirements of the Americans with Disabilities Act of 1990 and regulations adopted thereunder (the “ADA”). Notwithstanding the foregoing, Landlord will be responsible for constructing the Project and Base Building Work in compliance with Applicable Laws (on an unoccupied basis and without regard for Tenant’s intended use or the Tenant Improvements), including the ADA, in effect as of the date that Landlord’s architect provides a certified affidavit that the Project and Base Building Work has been completed by Landlord in accordance with the Approved Plans. In the event of a breach of the foregoing sentence by Landlord, as Tenant’s sole remedy (enforceable in accordance with Section 15.4 as applicable), Landlord will, at Landlord’s sole cost and expense, correct any aspect of the Project and Base Building Work which was not constructed in compliance with Applicable Laws (on an unoccupied basis and without regard for Tenant’s intended use or the Tenant Improvements) in effect at the time that Landlord’s architect provided the certified affidavit referenced in the immediately preceding grammatical sentence. In no event will Tenant be required to make any improvements, alterations repairs or replacements to comply with this Section 9.7 unless the applicable Governmental Authority requires that such work be performed (i.e., if an aspect of the Premises is not required to be brought up to current code due to “grandfathering” provisions, Tenant will not be required to upgrade such item unless and until it is required to do so by a Governmental Authority). Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees,

20 agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with Applicable Laws. The Premises have not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52). The provisions of this Section shall survive the expiration or earlier termination of this Lease. 10. Rules and Regulations, CC&Rs and Parking Facilities. 10.1. Tenant shall faithfully observe and comply with the rules and regulations adopted by Landlord and attached hereto as Exhibit K, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). In the event of a conflict between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall control. 10.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Property or Premises as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”); provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder nor materially increase Tenant’s monetary obligations under this Lease. Any future CC&Rs or modifications to existing CC&Rs which would have a material impact on Tenant’s rights or obligations hereunder will be subject to Tenant’s reasonable approval (which approval will be given or withheld within ten (10) business days after request) so long as Tenant or Tenant’s Affiliate occupies at least seventy five percent (75%) of the Rentable Area within the Project. Tenant shall comply with the CC&Rs (except to the extent any such future CC&Rs or modification to existing CC&R is required by Applicable Laws or any Governmental Authority). 10.3. Tenant shall have the right to install any security systems (including cameras) inside and outside the Premises subject to Landlord’s reasonable prior written consent and the terms and conditions of Article 14 below. In the event the Project becomes a multi-tenant project, Landlord may require that Tenant make reasonable adjustments and modifications to the security systems to the extent reasonably deemed necessary to accommodate a multi-tenant project. 10.4. For so long as Tenant or any Tenant’s Affiliate is the sole tenant of the Project, Tenant shall have the right to use all parking structures and parking facilities serving the Project during the Term at no additional cost, which parking will contain not less than 1,120 parking spaces for Building A, Building D and Building B. In the event Tenant or any Tenant’s Affiliate is not the sole tenant of the Project, Tenant will at all times have the right to use its pro rata share of the parking spaces serving the Project at locations designated by Landlord within the Project and subject to the terms and conditions of Exhibit G; provided, however, that (a) Tenant shall be

21 permitted to designate up to twenty percent (20%) of its pro rata share of parking spaces as reserved parking spaces (with Landlord reasonably designating the precise location of such reserved parking spaces), and (b) Landlord shall be obligated to maintain at least 1,120 total parking spaces at the Project for the collective use of occupants of Building A, Building D and Building B. Landlord will permit Tenant, subject to Tenant’s compliance with Section 14 of this Lease, to install security gates (including security guards), card key access control, parking control arms or similar parking security measures, subject to Landlord’s reasonable approval of such measures. In the event Tenant or any Tenant’s Affiliate ceases to be the sole tenant of the Project, Landlord will have the option to (i) require Tenant to remove any security measures that Landlord reasonably determines would injure or disturb other tenants of the Project; (ii) modify such measures in order to allow for shared access to the parking structures and facilities by other tenants and their visitors; and/or (iii) require Tenant to remove any “reserved” or similar parking designations which it has marked on any parking stalls or portions of the Project parking facilities (subject to Tenant’s rights set forth in subsection 10.4(a) above). 11. Control by Landlord. 11.1. Landlord reserves full control over the Project to the extent not inconsistent with Tenant’s enjoyment of the same as provided by this Lease. Notwithstanding the foregoing, only in the event the Project ceases to be leased solely by Tenant or any Tenant’s Affiliate, Landlord shall have the right to subdivide the Project; convert portions of the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; provided, however, that such rights shall be exercised in a way that does not unreasonably and adversely (in light of the commercially reasonable expectations of a sophisticated landlord and tenant in the context of a lease transaction similar to this Lease) affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises and Tenant’s parking rights hereunder. In any event, Landlord reserves the right to grant easements and licenses to third parties; and maintain or establish ownership of the Buildings separate from fee title to the Property; provided, however, that such rights shall be exercised in a way that does not unreasonably and adversely (in light of the commercially reasonable expectations of a sophisticated landlord and tenant in the context of a lease transaction similar to this Lease) affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises and Tenant’s parking rights hereunder. 11.2. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that unreasonably and adversely (in light of the commercially reasonable expectations of a sophisticated landlord and tenant in the context of a lease transaction similar to this Lease) affects Tenant’s quiet enjoyment and beneficial use of the Premises (including access and parking rights) as provided for in this Lease and Landlord will reimburse Tenant with reasonable out of pocket costs incurred by Tenant in connection with the review and execution of any such documents.

22 11.3. Subject to compliance with Tenant’s commercially reasonable security requirements (including the requirement that Landlord be escorted by a representative of Tenant), Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 11.3(v) through 11.3(y), Tenant so requests, and (b) with respect to Subsection 11.3(z), if Landlord so requests), and upon forty-eight (48) hours’ prior written notice (provided that no time restrictions shall apply or advance notice be required if an emergency (which involves an imminent threat of personal injury or property damage) necessitates immediate entry), enter the Premises to (v) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (w) supply any service Landlord is required to provide hereunder, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time during the Term. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency (which involves an imminent threat of personal injury or property damage) necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. 12. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises (including all appurtenant rights expressly set forth in this Lease), free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied. Notwithstanding the foregoing, and subject to Section 13.9 below, to the extent that Landlord uses commercially reasonable efforts to minimize any interference that any construction at the Project may have on Tenant's use and quiet enjoyment of the Premises for Tenant's normal business operations, Tenant hereby (a) accepts any and all typical inconveniences associated with any such construction (based on the scope of construction being undertaken), including, any noise, paint, fumes, dust, debris, obstruction of access (including any temporary obstruction caused by the erection of scaffolding, barricades or other reasonably necessary structures on the Property), or any other inconvenience caused by the construction, (b) acknowledges and agrees that Landlord shall not, for any reason, be responsible or liable to Tenant for any direct or indirect injury to Tenant or Tenant's Agents, or interference with Tenant's business, arising from any construction at the Project, and (c) agrees that the performance of construction shall not constitute a constructive eviction nor shall Tenant be entitled to an abatement of Rent; provided, however, that the terms, conditions and provisions of this Section 12 shall be subject to the terms, conditions and provisions of Section 13.9 below.

23 13. Utilities and Services. 13.1. Tenant shall be responsible for contracting directly for janitorial services for the Premises at least 5 days per week, consistent with similar services in comparable Class A office/lab buildings in the vicinity of the Premises. 13.2. Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies of the same and of any related records furnished promptly to Landlord after execution thereof, in customary form and substance for, and with contractors and/or Tenant’s employees specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (a) heating, ventilating and air conditioning (“HVAC”) equipment, (b) boilers and pressure vessels, (c) fire extinguishing systems, including fire alarm and smoke detection devices, (d) landscaping and irrigation systems, (e) roof coverings and drains, (f) clarifiers, (g) basic utility feeds to the perimeter of the Building and (h) any other equipment reasonably required by Landlord. Notwithstanding the foregoing, in the event Tenant fails to maintain the contracts required under this Section 13.2 within five (5) business days after Landlord provides Tenant written notice of such failure, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the actual documented costs thereof. 13.3. Commencing on the date (the “Operating Expense Start Date”) that is earlier of (a) the Phase 1 Rent Commencement Date, or (b) the first day of any early occupancy pursuant to Section 2.3(c) above, and continuing for the balance of the Term, Tenant shall pay to Landlord the amount of all Insurance Expenses and Operating Expenses (subject to the terms and conditions of this Section). Landlord shall give Tenant a written estimate for each calendar year of the cost of (i) utilities provided to the Project, to the extent not separately metered or billed directly to Tenant, (ii) any other costs (excluding Taxes and Insurance Expenses) paid or incurred by Landlord in connection with the operation or ownership of the Project or for which Tenant is otherwise required to reimburse to Landlord pursuant to the terms of this Lease ((i) and (ii), collectively, “Operating Expenses”), and (iii) insurance provided by Landlord (“Insurance Expenses”). 13.3.1 For purposes of calculating Operating Expenses payable by Tenant, (a) Operating Expenses will not include any of the items excluded from Operating Expenses in Exhibit G attached hereto, and (b) commencing on the Operating Expense Start Date but prior to the Phase 2 Rent Commencement Date, Operating Expenses shall include 100% of all variable Operating Expenses but shall only include a pro rata portion of those Operating Expenses reasonably determined by Landlord to be fixed costs (i.e., Operating Expenses that do not vary depending on occupancy) (such Operating Expenses, “Fixed Operating Expenses”), which pro rata portion will be calculated based on a fraction, the numerator of which will be (i) prior to the Phase 1 Rent Commencement Date, the combined Rentable Area of any Phase 1 Early Occupancy Space occupied under Section 2.3(c)(ii) above, and (ii) after the Phase 1 Rent Commencement Date but prior to the Phase 2 Rent Commencement Date, the combined Rentable Area of Building A, Building D and any Phase 2 Early Occupancy Space; and in either case, the denominator being the total Rentable Area of Building A, Building B and Building D.

24 For avoidance of doubt, from and after the Phase 2 Rent Commencement Date, Fixed Operating Expenses shall no longer be pro-rated and Tenant shall be responsible for 100% of Operating Expenses. 13.3.2 For purposes of calculating Insurance Expenses payable by Tenant, Tenant shall pay 100% of the portion of Insurance Expenses attributable to improvements on the Property (as reasonably determined by Landlord), plus a pro rata portion of Insurance Expenses attributable to the land within the Project (which pro rata portion will be calculated based upon a fraction, the numerator of which will be (a) prior to the Phase 1 Rent Commencement Date, the combined Rentable Area of any Phase 1 Early Occupancy Space occupied under Section 2.3(c)(ii) above, (b) after the Phase 1 Rent Commencement Date but prior to the Phase 2 Rent Commencement Date, the combined Rentable Area of Building A, Building D and any Phase 2 Early Occupancy Space, and (c) at any time after the Phase 2 Rent Commencement Date, all Rentable Area leased by Tenant, and the denominator of which will be total Rentable Area of the Project including, without limitation, the Expansion Space). Tenant shall pay such estimated amount to Landlord in advance in equal monthly installments. 13.3.3 Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Taxes, Insurance Expenses and any Operating Expenses for the Project and any over or under payment of such costs by Tenant (the “Annual Statement”). Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to this Section 13.3 exceed Taxes, Insurance Expenses and Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the estimates of Taxes, Insurance Expenses and Operating Expenses next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany the Annual Statement with payment for the amount of such difference. Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. 13.3.4 The Annual Statement shall be final and binding on Tenant unless Tenant disputes such Annual Statement in accordance with this Section. In the event Tenant disputes the amounts of Operating Expenses in any Annual Statement and/or the allocation of Operating Expenses for the particular calendar year delivered by Landlord to Tenant and Tenant is not in monetary Default or material non-monetary Default hereunder, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in San Diego County during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses set forth in such Annual Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount and/or allocation of the Operating Expenses set forth in any such Annual Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit

25 within one hundred eighty (180) days immediately following Landlord's delivery of the particular Annual Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Lease in accordance with such Annual Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule. If after such inspection and/or request for documentation, Tenant still disputes the amount of the expenses set forth in the Annual Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant selected by Tenant (and reasonably approved by Landlord) and compensated on a non-contingency fee basis (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the expenses incurred and amounts payable by Tenant for the calendar year which is the subject of such Annual Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under- charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Annual Statement which was the subject of such audit overstated expenses by five percent (5%) or more of the actual expenses which were the subject of such audit. The payment by Tenant of any amounts pursuant to this Section shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Annual Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Annual Statement shall be conclusively deemed Tenant's approval of the Annual Statement in question and the amount of expenses shown thereon. If following Tenant's delivery to Landlord of a written request to make Landlord's books and records regarding the expenses reasonably available to Tenant and/or the Accountant to conduct any such inspection and/or audit described above in this Section, Landlord fails to make Landlord's books reasonably available for such purposes during Landlord's normal business hours, and such failure continues for five (5) business days after Tenant notifies Landlord thereof, then the Review Period shall be extended one (1) day for each such additional day that Tenant and/or the Accountant, as the case may be, is so prevented from accessing such books and records. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records).

26 13.4. Commencing as of the Term Commencement Date, Tenant shall make all arrangements for and pay for all water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises. For any Project-wide utilities, for purposes of allocating such costs to the Premises, Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter to reflect the actual cost as allocated by Landlord of providing utilities to the Premises. 13.5. Except as provided in Section 13.9 below, Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service (and in no event will Tenant have any right to terminate this Lease due to such failure), whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”). In the event Tenant is prevented from performing its obligations hereunder as a result of a Force Majeure, such performance will be excused during such Force Majeure, and if this Lease specifies a time period for Tenant’s performance, such time period will be extended by the number of days of such Force Majeure; provided, however, that this Section 13.5 is not intended to, and shall not excuse Tenant’s obligations with respect to any payment of Rent or extend the time period for the payment of any Rent or other monetary amounts due from Tenant pursuant to this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. 13.6. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term. Tenant shall not use the Premises in a manner that would increase the amount of gas, electricity or water beyond the existing capacity of the Premises, unless Tenant agrees, at Tenant’s sole cost, to upgrade the capacity of the applicable Building (as an Alteration pursuant to Article 14 below and subject to Tenant obtaining all necessary permits and approvals for such upgrades) subject to Landlord’s approval of all plans and specifications for such capacity upgrade. 13.7. Tenant will be permitted to install emergency backup generators in locations designated by Landlord for each of Building A, Building B and Building D (and if leased by Tenant pursuant to the Expansion Option, Building C) and to connect such generators to the applicable Building’s emergency electrical panel (collectively, the “Generator”). Tenant shall

27 maintain, repair and (if necessary) replace the Generator at its sole cost and expense. The terms and conditions of this Lease, including Tenant’s insurance and indemnity obligations, shall apply to such Generators which shall be a part of the Premises for such purposes. Tenant will not install any underground fuel storage tanks and any Hazardous materials used in connection with such Generators will be subject to the terms and conditions of this Lease, including all surrender obligations. In no event shall Landlord have any liability to Tenant in connection with the Generator or its failure to operate in an emergency situation. 13.8. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord any utility usage information required for Landlord to comply with Applicable Laws, including, if required for Landlord to comply with any Applicable Law, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report) and any other information reasonably requested by Landlord. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord in order to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources. Tenant acknowledges that any utility information for the Premises may be shared with third parties as required to comply with Applicable Laws. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease. 13.9. Notwithstanding anything in this Lease to the contrary, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (a) the failure by Landlord to provide access to the Premises, or (b) the interruption of HVAC service, water, sewer and/or electricity, where such failure or interruption is due to the negligent acts or omissions of Landlord and not due to any matter beyond Landlord’s reasonable control (any such stoppage to be known as an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event, and if such Abatement Event continues for 3 consecutive business days (including Saturday) after Landlord’s receipt of any such notice, or occurs for 10 non-consecutive business days in a 12 month period (provided Landlord is sent a notice (in either of such events, the “Eligibility Period”), then the Base Rent and Tenant’s obligations with respect to Operating Expenses shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total Rentable Area of the Premises; provided, however, regardless who is managing the Project, if Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after the expiration of the Eligibility Period during which Tenant is so prevented from conducting its business and is not conducting its business in any portion of the Premises, the Base Rent and Tenant’s obligations under this Lease with respect to Operating Expenses for the entire Premises shall be abated for such

28 time as Tenant continues to be so prevented from using, and does not use, the Premises. Notwithstanding anything to the contrary contained herein, Tenant shall not be entitled to any abatement of Rent provided for in this paragraph above and beyond the amount of rent loss insurance proceeds paid to Landlord for the Abatement Event in question. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s obligations under this Lease with respect to Operating Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services; provided, however, nothing in this paragraph, shall impair Tenant’s rights under Sections 15.4 and 28.13 below. To the extent Tenant is entitled to abatement under this paragraph because of an event covered by Sections 21 or 22 of this Lease, then those provisions of this Lease shall apply and not the provisions of this paragraph. For the avoidance of any doubt, the Rent abatement being provided for under this Lease shall not be considered a free rent period. 14. Alterations. 14.1. Tenant shall make no alterations, additions or improvements other than the Tenant Improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided that it shall be reasonable to withhold consent if the Alteration (i) adversely affects the exterior appearance of a Building or the Premises, (ii) adversely affects the structural aspects of a Building, including, without limitation, the roof, foundation, load bearing walls and structural elements of the Premises, (iii) adversely affects any base-building system or equipment, including, without limitation, the base building HVAC, mechanical, electrical, plumbing or life safety systems; (iv) will violate any Applicable Law or increase insurance premiums (unless Tenant agrees to pay any such premium increase); (v) violates any recorded document affecting the Premises (each, a "Design Problem"). In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) business days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, if any (including, if applicable, connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), if applicable, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Notwithstanding the provisions of Section 14.1 above, Tenant may make non-structural Alterations to the Premises ("Acceptable Changes") upon at least ten (10) business days prior written notice to Landlord but without Landlord's prior consent provided (a) the Acceptable Changes do not involve Design Problems; (b) the Acceptable Changes do not impact the base building systems, (c) the Acceptable Changes do not adversely affect the value of the improvements in the particular area (e.g., conversion of lab to office space) and (d) the cost of

29 such Acceptable Changes do not exceed Five Hundred Thousand Dollars ($500,000) per occurrence or an aggregate amount of Two Million Dollars ($2,000,000) in any twelve (12) month period. 14.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that will interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities. 14.3. Tenant shall accomplish any work performed on the Premises in such a manner as to permit any life safety systems to remain fully operable at all times (except for temporary outages which are permitted and performed in accordance with Applicable Laws). 14.4. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws, and Tenant will perform any legal compliance work in the Project which is triggered by any Alterations performed by or on behalf of Tenant. Tenant shall maintain copies of “as built” drawing print sets and electronic CADD files on disc showing any changes in the Premises (but only if drawings and plans were required by this Lease or were prepared in connection with any such Alterations). Tenant will provide the same to Landlord upon request. 14.5. Before commencing any Alterations or Tenant Improvements, Tenant shall give Landlord at least ten (10) days’ prior written notice of the proposed commencement of such work. 14.6. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein for the portion of the space occupied (or such larger portion of the Premises to the extent Landlord’s ability to show the larger space to prospective tenants, lease the space to prospective tenants or prepare the space for reletting is adversely affected) as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease. 14.7. Except for (a) those items listed on Exhibit H, (b) any other unattached trade fixtures, equipment, stock, inventory, machines or other personal property of Tenant (which shall remain the property of Tenant), and (c) any attached trade fixtures, equipment or machinery that are proprietary or unique to Tenant’s business (as opposed to attached trade fixtures, equipment or machinery commonly associated with laboratory buildings, such as lab benches, fume hoods, sinks, etc.) ((a), (b), and (c), collectively, “Tenant’s Property”), all Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements attached to or built into the Premises, made by either of the Parties, including, without limitation, all built-in floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits shall become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof unless, prior to such

30 construction or installation, Landlord notifies Tenant such installation or construction must be removed upon the expiration or earlier termination of this Lease and the Premises restored to the condition existing prior to such construction or installation. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Tenant shall, prior to the expiration or earlier termination of this Lease, remove all of Tenant’s Property and repair any damage caused by such removal. Notwithstanding the foregoing, at any time during the Term, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to update Exhibit H. 14.8. If Tenant shall fail to remove any of its effects from the Premises within ten (10) days after the termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any actual, documented and reasonable costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and upon notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any actual and documented expenses incident to the removal, storage and sale of said personal property. 14.9. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, and in no event shall Tenant remove any of the initial Tenant Improvements (or any improvements installed to replace any initial Tenant Improvements with like-kind or reasonable substitute improvements), without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion, unless such improvement is considered Tenant’s Property under Section 14.7 above. 14.10. Tenant shall pay to Landlord an amount equal to one percent (1%) of the hard cost to Tenant of all Alterations (not to exceed Twenty Five Thousand Dollars ($25,000) for any one (1) Alteration) to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof (but only for Alterations requiring Landlord consent). For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such Alterations, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of inadequate clean-up. 14.11. Within sixty (60) days after final completion of the Tenant Improvements or any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord a copy of the final permit (if applicable). 14.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations or Tenant Improvements,

31 including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. 14.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies. 15. Repairs and Maintenance. 15.1. Subject to Section 15.3 below, Tenant, at its sole cost and expense, shall maintain and keep the Premises, including without limitation all improvements thereon, and all appurtenances thereto, including without limitation sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, in good condition and in a manner consistent with the Permitted Use. Subject to Section 15.3 below, Tenant shall make all repairs, replacements and improvements, including without limitation all structural repairs, HVAC, plumbing and electrical repairs, replacements and improvements required, and shall keep the same free and clear from all rubbish, debris. Tenant’s obligations hereunder may include capital expenditures and repairs whose benefit may extend beyond the Term, and nothing herein will be construed to allow capital repairs without consent of Landlord if required by Article 14. Tenant shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a qualified employee or a licensed contractor approved in advance by Landlord (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that such contractor need not be approved by Landlord if the non-structural alterations, repairs, additions or improvements to be performed do not exceed Five Hundred Thousand Dollars ($500,000) per occurrence. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises. Tenant shall indemnify, defend (by legal counsel acceptable to Landlord) and hold harmless Landlord from and against any and all Claims (as defined below) arising out of the failure of Tenant or Tenant’s Agents to perform the covenants contained in this Section. As used in this Lease, “Tenant’s Agents” shall be defined to include Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors. 15.2. Subject to Section 15.3 below, Tenant shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be reasonably necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain them in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof membrane and landscaping in good condition; maintain sightly screens, barricades or enclosures around any waste or storage areas; and take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable condition at all times. 15.3. Subject to Section 13.9 above, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the

32 making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein. Landlord shall, at Landlord’s sole cost and expense (not to be included within Operating Expenses), be responsible for the repair and maintenance of the structural portions of the Buildings identified in the structural plans (i.e., the “S” series of drawings) which form a part of the Approved Plans. 15.4. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist beyond the time periods set forth in the immediately following grammatical sentence. Notwithstanding any provision in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the provision of repairs that Landlord is obligated to perform under this Lease, and Landlord fails to provide such action as required by the terms of this Lease within thirty (30) days after the date of such notice from Tenant (or if such repair is reasonably expected to require longer than thirty (30) days to complete, if Landlord shall fail to commence in a meaningful way such repair within said thirty (30) day period and diligently pursue such repair to completion), then Tenant may provide Landlord with a second written notice stating in bold and all caps font "LANDLORD'S FAILURE TO COMMENCE REPAIR OF THE DAMAGE DESCRIBED BELOW WITHIN THREE (3) BUSINESS DAYS AFTER LANDLORD'S RECEIPT OF THIS SECOND NOTICE SHALL ENTITLE TENANT TO REPAIR SUCH DAMAGE." If Landlord does not commence in a meaningful way such repair within such three (3) business day period, then Tenant shall, as Tenant’s sole and exclusive remedy (provided, however, nothing in this paragraph, shall impair Tenant’s rights under Section 28.13 below), have the right to take such action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant's reasonable actual and documented costs and expenses in taking such action. Notwithstanding the foregoing, in case of an emergency (where there is an imminent threat of injury to persons or damage to property), Tenant shall only be required to provide Landlord five (5) business days’ notice of the need to make such repairs stating in bold and all caps "EMERGENCY: LANDLORD'S FAILURE TO COMMENCE ITS REPAIRS OF SUCH DAMAGE WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD'S RECEIPT OF THIS NOTICE SHALL ENTITLE TENANT TO REPAIR SUCH DAMAGE," and if Landlord does not commence in a meaningful way such repair within such five (5) business day period, then Tenant shall, as Tenant’s sole and exclusive remedy (provided, however, nothing in this paragraph, shall impair Tenant’s rights under Section 28.13 below), have the right to take such action. In the event Tenant takes such action, and such work will affect the building systems and equipment, structural integrity of the Buildings or exterior appearance of the Buildings, Tenant shall use a general contractor designated by Landlord for such work unless such contractor is unwilling or unable to perform such work or its pricing is unreasonable, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class, institutional quality, office buildings in the Foster City, California area whose pricing is competitively bid in the market. If Tenant is entitled to reimbursement by Landlord of Tenant's reasonable actual and documented costs and expenses in taking any action pursuant to this Section, Tenant shall so notify Landlord in writing (the "Reimbursement Notice"), which Reimbursement Notice shall specify in detail such costs and expenses. Within

33 thirty (30) days after Landlord's receipt of a Reimbursement Notice, Landlord shall pay to Tenant any undisputed portion of such costs and expenses and shall notify Tenant in writing of those costs and expenses specified by Tenant in the Reimbursement Notice which Landlord disputes (the "Disputed Amounts") and the reasons for such dispute. Any amounts which are not so identified by Landlord as Disputed Amounts within said thirty (30) day period shall be considered to be undisputed. To the extent Landlord fails to reimburse Tenant for the actual and documented costs and expenses specified in the Reimbursement Notice within thirty (30) days after demand therefor, Tenant shall be entitled to offset the sum of the amount of any undisputed portion of such costs and expenses against Base Rent payable by Tenant under this Lease together with interest at the interest rate of eight percent (8%) per annum from the date of expiration of said thirty (30) day period until the earlier of (a) the date that Landlord reimburses Tenant such amount and (b) the date of offset (up to a maximum offset each month of fifteen percent (15%) of the Base Rent payable for the Premises) until the full pre-judgment offset amount (plus such interest) has been so offset. If Tenant obtains a final judgment against Landlord for the Disputed Amount and if Landlord fails to pay such judgment within thirty (30) days after the date such judgment is rendered, Tenant shall be entitled to offset such judgment against Base Rent payable by Tenant under this Lease together with interest at the interest rate of eight percent (8%) per annum from the date Landlord failed to timely reimburse Tenant for such costs and expenses until the earlier of (y) the date that Landlord reimburses Tenant such amount and (z) the date of offset (up to a maximum offset each month of fifteen percent (15%) of the Base Rent payable for the Premises) until the full amount of such judgment (plus such interest) has been so offset. If Landlord obtains a final judgment against Tenant for the Disputed Amount, Tenant shall pay to Landlord such judgment within thirty (30) days after the date such judgment is rendered, together with interest from the date Landlord paid such Disputed Amount to Tenant or the date Tenant wrongly offset such Disputed Amounts, as applicable. 15.5. Subject to Section 15.3 above, Tenant shall be responsible for all repairs, maintenance and replacements at the Premises. Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises unless (a) Landlord is required to make such repairs or replacements pursuant to Section 15.3 above, or (b) the necessity for such repairs or replacements is due to Landlord's negligence or willful misconduct (and not due in any part to any negligent act or omission on the part of Tenant or any Tenant Party). Except as otherwise provided in this Lease, Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect at the time of execution of this Lease, or in any other Applicable Laws that may hereafter be enacted, and waives its rights under Applicable Laws relating to a landlord's duty to maintain its premises in a tenantable condition. Notwithstanding the foregoing, if Tenant shall fail, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, to commence and thereafter to proceed with diligence to make any repair or perform any maintenance required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may so maintain or make such repair and may charge Tenant for the actual and documented costs thereof. Any commercially reasonable expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly or, at Landlord's option, immediately, and shall be due and payable within thirty (30) days after such billing.

34 15.6. Subject to Section 11.3 above, Landlord and Landlord’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is required to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s Agents. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice. 15.7. Tenant shall, upon the expiration or sooner termination of the Term, (a) surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear and damage by casualty excepted and with the Tenant Improvements in substantially the same condition as existed upon completion thereof, reasonable wear and tear excepted (subject to any Alterations made by Tenant pursuant to Article 14); (b) at Landlord’s request and Tenant’s sole cost and expense, remove equipment from the Premises and repair any damage to the Premises caused thereby, and (c) cause a licensed electrician to (i) remove all wiring and cabling from disconnected equipment back to the junction box, and (ii) otherwise place all wiring and cabling in a safe condition and in the condition required by Applicable Laws. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of this Lease or as described in Exhibit B with respect to payment of the Improvement Allowance. 15.8. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease. 15.9. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Premises. In the event of a casualty described in Article 21, Article 21 shall apply in lieu of this Article. In the event of eminent domain, Article 22 shall apply in lieu of this Article. 16 Liens. 16.1 Subject to the immediately succeeding sentence, Tenant shall keep the Premises free from any liens arising out of work or services performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within twenty (20) days after the filing thereof, at Tenant’s sole cost and expense; provided, however, that Tenant shall have the right to contest any such lien by any manner available to Tenant under applicable law provided that a bond has been issued and any such contest shall stay the enforcement of the lien until such contest is completed.

35 16.2 Should Tenant fail to discharge or bond against any lien of the nature described in Section 16.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens. 16.3 In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business (which Tenant shall have the right to do), Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises. Upon Tenant’s request, Landlord will execute and deliver to Tenant a commercially reasonable form of Landlord’s waiver reasonably acceptable to Landlord in favor of Tenant’s equipment lienor; provided, however, that (a) Landlord shall have the opportunity to make any reasonable comments to such form that Landlord desires, and (b) Tenant will reimburse Landlord for the cost to Landlord to review and negotiate such waiver. 17. Estoppel Certificate. Tenant shall, within twenty (20) days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other commercially reasonable form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered

36 to Tenant for execution. Landlord shall, within twenty (20) days of receipt of written notice from Tenant but in no event more than once every twelve (12) months, provide to Tenant an estoppel certificate signed by Landlord, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed. 18. Hazardous Materials. 18.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than (i) if such contamination results from migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlord or any Landlord Party or (iii) if such Hazardous Materials existed in, on or about the Premises prior to the Execution Date) or (d) contamination of the Premises occurs as a result of Hazardous Materials that are placed on or under or are released into the Premises by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Premises or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, (y) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Premises, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding anything contained in this Article 18, Tenant shall not be

37 responsible for any Hazardous Materials which (i) Tenant can prove existed on the Premises prior to the date Tenant first commenced occupancy of the Premises, (ii) migrated onto the Premises from offsite and were not exacerbated by any act of Tenant or any Tenant Party or (iii) were brought onto the Premises by Landlord, its employees or agents. Landlord will provide Tenant with copies of any soils test, Hazardous Materials reports or similar studies ordered by Landlord during the construction of the Project and Base Building Work upon request from Tenant. Landlord shall, at no cost to Tenant (and not as an Operating Expense), cause the removal or remediation, to the extent required in order to obtain the Entitlements for the Project and/or required by any Governmental Authority as a condition to the construction of the Project and Base Building Work, of any Hazardous Material which was on the Project prior to the Phase 1 Rent Commencement Date in violation of Applicable Laws in effect as of the Phase 1 Rent Commencement Date; provided, however, that Landlord shall have no obligations with respect to any Hazardous Materials brought onto the Property by Tenant or any Tenant Party. Landlord indemnifies Tenant for, from and against any (a) breach by Landlord of the obligations stated in the preceding sentence and (b) contamination of the Premises caused by Landlord or any Landlord Party, and agrees to defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses which arise during or after the Term as a result of such (a) or (b). 18.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the

38 chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures. 18.3. Intentionally Omitted. 18.4. At any time, and from time to time, prior to the expiration of the Term, Landlord, at its sole cost and expense, shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party; provided that Tenant shall pay all actual, documented and reasonable costs of such tests if such tests reveal that Hazardous Materials for which Tenant is responsible pursuant to Section 18.1 above exist at the Premises in violation of Applicable Laws or this Lease. 18.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section. 18.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises. 18.7. Landlord’s and Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials which are Tenant’s responsibility under this Lease, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 24. 18.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous

39 substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority. 19. Odors and Exhaust. Tenant shall, at Tenant’s sole cost and expense, undertake commercially reasonable steps to minimize or eliminate, where possible, offensive odors emanating from the Premises, including providing odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may be required by Applicable Laws or in Tenant’s good faith business judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations. 20. Insurance; Waiver of Subrogation. 20.1. Landlord shall maintain insurance for the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Buildings. 20.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Premises. 20.3. Tenant shall, at its own cost and expense, procure (prior to Tenant’s entry onto the Premises to commence any occupancy or Tenant Improvements) and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located: (b) Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence, $5,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

40 (c) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage. (d) Commercial Property insurance covering property damage to the full replacement cost value and business interruption (which may be self-insured as set forth below). Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 20.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Tenant Improvements, Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co- insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months plus twelve (12) months’ extended period of indemnity. Notwithstanding anything to the contrary contained herein, the Tenant originally named herein (the “Original Tenant”) (and not any assignee, subtenant or other transferee) may, subject to the provisions of this Section 20.3(d), fulfill its insurance obligations under the preceding sentence by self-insurance (regardless of whether Tenant elects to self-insure all insurance pursuant to Section 20.10 below). Any self- insurance so maintained by Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 20, including, without limitation, a deemed waiver of subrogation; consequently, Landlord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party. If Tenant elects to so self- insure, then with respect to any claims which may result from incidents occurring during the Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive. (e) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000). (f) Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats hazardous materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish

41 or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate. (g) During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including the Tenant Improvements and any Alterations, insurance required in Exhibit B-1 must be in place. 20.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall show, as an additional insured in respect of the Premises, Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., any management company retained by Landlord to manage the Premises, any ground lessor and any mortgagee of Landlord required to be named pursuant to its mortgage documents. All general liability and property damage policies shall contain a provision that Landlord, although named as an additional insured or loss payee, nevertheless shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class VII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of insurance evidencing all coverages required herein to Landlord. If available, the policy will provide that such policy shall not be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant's policy may be a "blanket policy" that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid by Tenant as Additional Rent. 20.5. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Premises, (b) the landlord under any lease whereunder Landlord is a tenant

42 of the real property upon which the Premises is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Premises. 20.6. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption. 20.7. Landlord and Tenant and its insurers each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party's control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 20.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Landlord or Tenant shall notify the other party in writing within 30 days of becoming aware of the condition. 20.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender (provided that Landlord will only be permitted to revise such limits one time in any five (5) year period); provided such increased limits are being provided by similarly situated tenants of Landlord. 20.9. Any costs incurred by Landlord pursuant to this Article shall be included as Insurance Expenses payable by Tenant pursuant to this Lease. 20.10 Self Insurance. The Original Tenant shall have the right to self-insure for any or all of the insurance required by this Article 20, on the following terms and conditions: "Self-insure" shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions hereof and Tenant shall pay any amounts due in lieu of insurance proceeds which would have been payable if the insurance policies had been carried, which amounts shall be treated as insurance proceeds for all purposes under this Lease. All amounts which Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of

43 subrogation provisions of Section 20.7 hereof and shall not limit Tenant's indemnification obligations set forth in Section 25.1 hereof. Tenant's right to self-insure and to continue to self-insure is conditioned upon and subject to: (a) Tenant now having and hereafter maintaining a market capitalization rate of at least Five Billion Dollars ($5,000,000,000); (b) If requested by Landlord or its mortgagee, Tenant providing an audited financial statement, prepared in accordance with generally accepted accounting principles, to Landlord and Landlord's mortgagee once per year which establishes and confirms that Tenant has the required net worth (provided that the foregoing will not be required so long as Tenant remains a publicly traded company and such financial information is readily available by public means); (c) No change in use occurring in the Premises that would materially increase the risk of the operations conducted being thereon; and (d) Tenant maintaining appropriate loss reserves for the amount of its self- insurance obligations under this Lease and otherwise with are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise funded. In the event Tenant fails to fulfill the requirements of this Section 20.10, then Tenant shall immediately lose the right to self-insure and shall be required to provide the insurance specified herein issued by a qualifying insurance company. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall: (1) undertake the defense of any such claim, including a defense of Landlord, at Tenant's sole cost and expense, and (2) use its own funds to pay any claim or replace property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure. In the event of a damage or destruction of the Premises, any self-insurance proceeds will be paid to Landlord as required by Article 21 of this Lease in the same manner as the proceeds from a third party insurer would be payable to Landlord. In the event that Tenant elects to self-insure a deductible or self-insured retention, Tenant shall provide Landlord and Landlord's mortgagee with certificates of insurance from the primary, umbrella and excess carriers specifying the extent of self-insurance coverage hereunder

44 and containing a waiver of subrogation and/or release of right of recovery provision reasonably satisfactory to Landlord. Any insurance coverage provided by Tenant shall be for the benefit of Tenant, Landlord and Landlord’s mortgagee, as their respective interests may appear and, shall name the mortgagee under a standard mortgage provision. The obligations of Tenant under this Section 20.10 are independent and shall remain in full force and effect notwithstanding any breach of any provision of this Lease by Landlord. 21. Damage or Destruction. 21.1. Subject to Section 21.2, In the event of a partial or complete destruction of the Premises by fire or other perils, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises, and this Lease shall continue in full force and effect. 21.2. Notwithstanding the terms of this Article 21, Landlord may elect not to rebuild and/or restore the Premises and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises or the Buildings shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, and one or more of the following conditions is present: (i) in the reasonable judgment of a contractor selected by Landlord and reasonably approved by Tenant, repairs cannot reasonably be completed within two hundred forty (240) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Premises or the Buildings, or ground or underlying lessor with respect to the Premises or the Buildings (a) shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt due to an impairment of such holder's collateral, and the remaining proceeds are insufficient to repair the damage and as a result thereof the deficiency of insurance proceeds exceeds the "Maximum Amount," as that term is defined below, and Landlord elects not to commence repair to the Premises within one (1) year of such damage or destruction, or (b) shall terminate the ground or underlying lease, as the case may be; (iii) the dollar amount of the damage or condition arising as a result of such damage which is not fully covered by Landlord's insurance policies (and that would not be fully covered by Landlord's insurance policies if Landlord had carried the coverage required under this Lease) including any deductible amount, is equal to or greater than Two Million Dollars ($2,000,000) (the "Maximum Amount"), which Maximum Amount shall, as of the date of termination of this Lease, be equal to the product of (a) the Maximum Amount and (b) a fraction, the numerator of which is the number of full months remaining in the then-current Term, or when appropriate the Option Term then applicable, as of the date of the termination of this Lease, and the denominator of which is 180 (or, if applicable, 60 during an Option Term) and Landlord elects not to commence repair to the Premises or Buildings within one (1) year of such damage or destruction; or (iv) the damage occurs during the last twenty-four (24) months of the Term, as such Term may have been extended by Tenant pursuant to this Lease; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs of such damage

45 cannot, in the reasonable opinion of a contractor selected by Landlord and reasonably approved by Tenant, be completed within twelve (12) months after being commenced, Tenant may elect, not later than thirty (30) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice. At any time, from time to time, after the date occurring thirty (30) days after the date of the damage, but in no event more than once every forty-five (45) days, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect's or contractors' reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within fifteen (15) business days. 21.3. Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Premises. 21.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof. 21.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s sole, but reasonable opinion, is suitable for the temporary conduct of Tenant’s business. 21.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure (but in no event shall Force Majeure delays exceed ninety (90) days) or delays caused by a Tenant Party, or due to delays in obtaining clearances or authorization relating to any Hazardous Materials used by Tenant, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration and may instead terminate this Lease by written notice delivered to Tenant in the event that the aggregate amount of any such delays exceed twelve (12) months (provided, further, that for purposes of determining whether the aggregate amount of delays exceeds twelve (12) months, the number of days of Force Majeure delays shall not be limited to ninety (90) days but rather shall be uncapped). 21.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to those portions of the Premises that were originally provided at Landlord’s expense. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has

46 elected to upgrade certain improvements from Landlord’s building standards (the “Building Standard”), Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises. 21.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, and will take more than one hundred eighty (180) days to complete or to the extent that insurance proceeds are not available therefor. 21.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Project and Base Building Work. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If the Premises are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease, and subject to the requirements of any Lender of Landlord (if applicable). 21.10. In addition to its termination right in Section 21.2 above, Tenant shall have the right to terminate this Lease if any damage to the Buildings or Premises: (a) occurs during the last twelve (12) months of the Term of this Lease (including the last twelve (12) months of any Option Term, if applicable); or (b) causes Tenant to be unable to occupy more than twenty-five percent (25%) of the Premises. 21.11. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) (and any successor statutes permitting the parties to terminate this Lease as a result of any damage or destruction). 22. Eminent Domain. 22.1. Total Taking — Termination. In the event the whole of the Premises, or such part thereof so that reconstruction of the Premises will not result in the Premises being reasonably suitable (as reasonably determined by Landlord and Tenant) for Tenant's continued occupancy for the uses and purposes permitted by this Lease, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. 22.2. Partial Taking. In the event of a partial taking of the Premises, or of drives, walkways or parking areas serving the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent

47 domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord's sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space. If any partial taking (i) materially interferes with Tenant’s use of the Premises for the Permitted Use and (ii) prevents Tenant from accessing the Premises or the parking areas of the Project where no substitute parking is made available, and such partial taking continues for more than one hundred eighty (180) days, Tenant will have the right to terminate this Lease by delivery of written notice given within ten (10) business days after the expiration of such one hundred eighty (180) day period. 22.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant's personal property that was installed at Tenant's expense and (b) the costs of Tenant moving to a new location. Except as set forth in this Article 22, any award for such taking shall be the property of Landlord. 22.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant. 22.5. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Code of Civil Procedure Section 1265.130 (and any successor statutes permitting the parties to terminate this Lease as a result of any damage or destruction). 22.6. Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term in accordance with the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant and does not diminish Landlord’s claim. 23. Surrender. 23.1. Prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory

48 Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease. 23.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord. 23.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or any portion thereof, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases. 23.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Premises or any portion thereof, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises and shall, at the option of the successor to Landlord’s interest in the Premises or any portion thereof operate as an assignment of this Lease. 24. Holding Over. 24.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Section 2.3 and Article 5, as adjusted in accordance with Article 6, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Taxes, Operating Expenses, Insurance Expenses and Tenant’s electricity and other utility costs. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. 24.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to (a) for the first three (3) months that Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, one hundred fifteen percent (115%) of the Base Rent in effect during the last thirty (30) days of the Term; and (b) for any time thereafter that Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term, and (c) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of any holdover for more than ninety (90) days, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

49 24.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease. 24.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws. 24.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease. 25. Indemnification and Exculpation. 25.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises arising directly or indirectly out of the presence at or use or occupancy of the Premises or Project by a Tenant Party, (b) an act or omission on the part of any Tenant Party, (c) a breach or default by Tenant in the performance of any of its obligations hereunder or (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 20.7, 25.2 and 28.13 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims arising from injury to or death of any person or damage to or loss of any physical property occurring within or about the Premises to the extent directly arising out of (i) a default by Landlord under this Lease or (ii) Landlord’s gross negligence or willful misconduct. Tenant shall not be liable for any damages to the extent arising from any act, omission or neglect of any other tenant or in the Project, except to the extent a Tenant Party committed such act, omission or neglect. 25.2. Subject to Section 13.9 above and Landlord’s indemnity obligations above, Landlord shall not be liable to Tenant for and Tenant assumes all risk of damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time (given the circumstances). Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable under any circumstances for damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant's business

50 or loss of income relating to any such damage or destruction of personal property as described in this Section 25.2. 25.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party other than the gross negligence or willful misconduct of any Landlord Parties. 25.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. 25.5. Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages, loss of business or profit for a breach or default under this Lease; provided that this sentence shall not limit Landlord's damages if, as a result of Tenant's holdover for a period in excess of ninety (90) days after the expiration or earlier termination of this Lease: (a) Landlord does not or is unable to lease the Premises to another party, or (b) a third party is unable to occupy the Premises on the date specified in such third party's lease. 25.6. The provisions of this Article shall survive the expiration or earlier termination of this Lease. 26. Assignment or Subletting. 26.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part hereof (each, a "Transfer"), without Landlord's prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. Tenant shall have the right to Transfer without Landlord's prior written consent the Premises or any portion thereof to any person or entity that: (a) directly, or indirectly through one or more intermediaries, (i) controls, is controlled by, or is under common control with Tenant, (ii) acquires all or substantially all of the assets of Tenant, or (iii) is the resulting entity of a merger or consolidation of Tenant with another entity, and (b) has a net worth equal to Two Hundred Million Dollars ($200,000,000) (each, a "Tenant's Affiliate"), provided (1) Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer to Tenant's Affiliate (an "Exempt Transfer"), unless providing such notification to Landlord would violate a confidentiality agreement between Tenant and the Tenant’s Affiliate (provided, however, that Tenant shall use its best efforts to ensure that such confidentiality agreement permits Tenant to provide the notification required under this subsection 26.1(b)(1)), in which event Tenant shall provide such notification as soon as such notification is permissible under the confidentiality agreement; and (2) Tenant remains fully and primarily liable under this Lease (including in connection with any extension or expansion of this Lease and Tenant’s obligations hereunder by any such Tenant’s Affiliate, including, without

51 limitation any exercise of the rights granted pursuant to Sections 37.22, 39 or 40 below). For purposes of Exempt Transfers, "control" requires both (y) owning (directly or indirectly) more than fifty-one percent (51%) of the stock or other equity interests of another person and (z) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. 26.2. In the event Tenant desires to effect a Transfer, then, at least twenty (20) business days (or at least ten (10) days with respect to an Exempt Transfer subject to subsection 26.1(b)(1) above) but not more than one hundred eighty (180) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant shall provide written notice to Landlord (the "Transfer Notice") containing the proposed Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer; and evidence respecting the relevant business experience and financial responsibility, including unconsolidated financial statements, of the proposed transferee, assignee or sublessee, all in such detail as Landlord shall reasonably require (the "Transfer Information"). Tenant shall also tender to Landlord the actual, documented and reasonable attorneys' fees and other costs or overhead expenses incurred by Landlord in reviewing Tenant's request for such Transfer. 26.3. Landlord, in determining whether consent should be given to a proposed assignment, may give consideration to the financial strength of such transferee (notwithstanding Tenant remaining liable for Tenant's performance). Notwithstanding anything to the contrary, in no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (the "Code"). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. Landlord shall respond to Tenant's proposed Transfer within twenty (20) days after receipt of Tenant's Transfer request. If Landlord fails to respond within such twenty (20) day period, then Tenant shall provide Landlord with a second written notice stating in bold and all caps 12 point font that "Landlord's failure to respond to Tenant's Transfer request within

52 five (5) days after Landlord's receipt of this second notice shall be deemed approval by Landlord," and if Landlord does not respond within such five (5) day period, then Landlord shall be deemed to have approved such Transfer request. 26.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer: (a) Tenant shall remain fully liable under this Lease during the unexpired Term (and any Option Term or other extension of the Term exercised or negotiated by a Tenant’s Affiliate, including, without limitation any exercise of the rights granted pursuant to Sections 37.22, 39 or 40 below). Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws; (b) Tenant shall provide Landlord with the Transfer Information; (c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer, unless providing such information to Landlord prior to the effectiveness of such Exempt Transfer would violate a confidentiality agreement between Tenant and the Tenant’s Affiliate (provided, however, that Tenant shall use its best efforts to ensure that such confidentiality agreement permits Tenant to provide the information required under this subsection 26.4(c)), in which event Tenant shall provide such information as soon as the same is permissible under the confidentiality agreement; (d) Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any “Net Profit” as defined below, Tenant shall pay fifty percent (50%) of all of such Net Profit to Landlord. “Net Profit” shall mean all cash rents payable by a transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per square foot basis if less than all of the Premises is transferred) after deducting the expenses incurred or to be incurred by Tenant for the following: (1) any changes, alterations and improvements to the Premises in connection with the Transfer, (2) any space planning, architectural or design fees or other expenses incurred in marketing such space or in connection with such Transfer, (3) any improvement allowance, rent abatement or other monetary concessions provided by Tenant to the Transferee, (4) any brokerage commissions incurred by Tenant in connection with the Transfer, (5) any attorneys' fees incurred by Tenant in connection with the Transfer, (6) any lease takeover costs incurred by Tenant in connection with the Transfer, (7) any costs of advertising the space which is the subject of the Transfer, with all such costs amortized over the term of the Transfer, (8) the fair market value of any furniture that may be included in connection with the transfer, and (9) the cost of the Tenant Improvements and Alterations paid for by Tenant to the Premises on account of such transfer; (e) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in

53 default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment; (f) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms, subject to changes by Tenant that are satisfactory to Landlord in its reasonable discretion; (g) Tenant shall not then be in monetary or material non-monetary default hereunder (beyond the expiration of all applicable notice and cure periods) hereunder in any respect; (h) Such proposed transferee, assignee or sublessee’s use of the Premises shall be consistent with the Permitted Use; (i) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same; (j) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer; (k) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer; (l) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing the Transfer; and (m) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 18.2. 26.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, constitute a default under this Lease. 26.6. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any

54 other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer. 26.7. [Intentionally omitted] 26.8. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent. 26.9. Notwithstanding any contrary provision of this Article 26, the original Tenant named in this Lease (i.e., Illumina, Inc.) and any Tenant’s Affiliate (but not any other assignee or any subtenant) shall have the right, without the receipt of Landlord's consent, but on prior written notice to Landlord, to license (or, with respect to any space that contains less than 5,000 square feet of Rentable Area, sublease) up to an aggregate of up to ten percent (10%) of the Rentable Area of the Premises to individuals or entities (each, a "Business Affiliate") or to a Tenant Affiliate, which license (or sublease) to a Business Affiliate or Tenant Affiliate shall be on and subject to all of the following conditions: (i) Tenant shall have a direct contractual business relationship (relating to a primary business of Tenant conducted in the Premises and other than Business Affiliate's use of the Premises) with each such Business Affiliate; (ii) each such Business Affiliate or Tenant Affiliate shall be of a character and reputation consistent with the quality of the Buildings; (iii) each license shall clearly specify that it is only a contract right and that the Business Affiliate or Tenant Affiliate is not a subtenant and has no interest in real property; (iv) each such Business Affiliate's or Tenant Affiliate’s use of the Premises is in a manner consistent with the Permitted Use; and (v) no demising walls or separate entrances shall be constructed in the Premises to accommodate any such license or sublease. No such license or sublease shall relieve Tenant from any liability under this Lease. 27. Subordination and Attornment. 27.1. Subject to Tenant’s receipt of a commercially reasonable subordination, non- disturbance and attornment agreement, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Premises or any portion thereof and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Such commercially reasonable subordination, non-disturbance and attornment agreements shall include an obligation by any successor ground lessor or lender, mortgagor or lien holders to recognize Tenant’s rights specifically set forth in this Lease so long as Tenant is not in default hereunder after any applicable notice and cure period, and will be in a recordable form. Landlord hereby represents to Tenant that there is no lender for the Project as of the date of this Lease. 27.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of

55 any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within thirty (30) days after written request therefor, such failure shall be a Default under this Lease. 27.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not (a) materially altering the terms of this Lease, (b) increasing Tenant’s liability or obligations under this Lease, or (c) diminishing Tenant’s rights under this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. 27.4. Subject to Section 27.1 above, in the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease. 28. Defaults and Remedies. 28.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after written notice that such payment is due, Tenant shall pay to Landlord (a) an additional sum of three percent (3%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (1) twelve percent (12%) and (2) the highest rate permitted by Applicable Laws; provided, however that, so long as Rent due from Tenant has not been late more often than two (2) times in any twelve (12) month period or more than five (5) times over the Term of this Lease (whichever occurs first), the foregoing cure period will be modified to provide that Tenant will not be subject to a late fee unless (i) any payment of Base Rent is not received by Landlord within ten (10) days after written notice that such payment is due and (ii) any payment of Additional Rent is not paid within thirty (30) days after written notice that such payment is due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within ten (10) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity. Notwithstanding the foregoing, Landlord shall waive the imposition of such late charge for the first late payment of Rent due hereunder in any calendar year of the Term.

56 28.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest. 28.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 28.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure would likely result in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 28.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred. 28.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant: (a) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 18, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant (provided that for the first late payment in any twelve (12) month period, the cure period shall be ten (10) days after written notice); (b) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 28.4(a) and 28.4(c)-(i)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecute the same to completion; (c) Tenant makes an assignment for the benefit of creditors; (d) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets; (e) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy

57 Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code; (f) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; (g) A default exists under any other lease by and between Landlord or an affiliate of Landlord and Tenant, after the expiration of any applicable notice and cure periods; (h) Tenant fails to deliver an estoppel certificate in accordance with Article 17 and such failure continues for more than five (5) business days after Landlord delivers notice to Tenant of such failure; or (i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action. Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice 28.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following: (a) Halt any Project and Base Building Work, Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work (and any resulting delay will be a Tenant Delay); (b) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and (c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord, shall to the extent allowed under Applicable Laws, have the right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be

58 entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including the sum of: A. The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus B. The worth at the time of award of the amount by which the unpaid Rent that would have been earned during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus C. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus D. Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom,; plus E. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws. As used in Sections 28.5(c)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 28.5(c)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). 28.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises: (a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or (b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises. Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

59 28.7. If Landlord does not elect to terminate this Lease as provided in Section 28.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled. 28.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows: (a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting; (c) Third, to the payment of Rent and other charges due and unpaid hereunder; and (d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease. 28.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. 28.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises. 28.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise 28.12. In the event of a Default by Tenant hereunder, to the fullest extent required by Applicable Laws (to the extent such Applicable Laws cannot be modified by contract), Landlord shall use commercially reasonable efforts to mitigate its damages.

60 28.13. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord fails to cure a Landlord default after the expiration of all applicable notice and cure periods, Tenant may, except as otherwise provided for in this Lease and subject to any limitations contained in this Lease, exercise all of its rights and remedies provided for in this Lease or at law or in equity for such default; provided, however, that, notwithstanding anything to the contrary, Tenant shall not be permitted to terminate this Lease unless a court of competent jurisdiction grants to Tenant a right of termination. 28.14. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or any portion thereof and to any landlord of any lease of land upon or within which the Premises are located, and shall offer such beneficiary, mortgagee or landlord a commercially reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices. 29. Bankruptcy . In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: 29.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws; 29.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; 29.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or 29.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

61 30. Brokers. 30.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Cushman & Wakefield of San Diego, Inc. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker. 30.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease. 30.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 30.1 and 30.2. 30.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. 31. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall otherwise be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent. 32. Limitation of Landlord’s Liability. 32.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Premises.

62 32.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates. 32.3. If Tenant is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Tenant's obligations under this Lease, and no partner of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Tenant except as may be necessary to secure jurisdiction of the partnership or joint venture. If Tenant is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Tenant's obligations under this Lease, and no shareholder, director, officer, employee or agent of Tenant shall be sued or named as a party in any suit or action. If Tenant is a limited liability company, then the members of such limited liability company shall not be personally liable for Tenant's obligations under this Lease, and no member of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Tenant except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Tenant shall be required to answer or otherwise plead to any service of process in its personal capacity, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Tenant in its personal capacity. 32.4. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease. 33. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then: 33.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and 33.2. The term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension,

63 expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed. 34. Representations. Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. In addition, Tenant represents that, to its current, actual knowledge (without duty of inquiry), it is not an entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action. Landlord hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord's obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so. In addition, Landlord represents that, to its current, actual knowledge (without duty of inquiry), it is not an entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action. 35. Confidentiality. Neither party shall disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant's ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding or otherwise in connection with SEC filings desired by either party (but not required under Applicable Laws), provided that the releasing party has given the other party reasonable notice of such requirement or SEC filing, if feasible, (b) to a party's attorneys, accountants, brokers and other bona fide consultants or advisers, provided such third parties agree to be bound by this Section or (c) to bona fide prospective assignees or subtenants of this Lease, provided they agree in writing to be bound by this Section. Either party may issue a press release or similar announcement regarding this Lease, provided that the other party reasonably approves the content of such press release in advance.

64 36. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 36(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 36(a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 36(b); or (z) upon transmission, if given in accordance with Subsection 36(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes. 37. Miscellaneous. 37.1. Tenant will be permitted to select the initial name for the Project, subject to Landlord’s reasonable prior approval of such Project name. If at any time Tenant ceases to occupy a minimum of three hundred sixty thousand (360,000) square feet of Rentable Area at the Project, Landlord reserves the right to change the name of the Building or the Project in its sole discretion. 37.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. This Section shall not apply so long as Tenant is a publicly traded company and its financial statements are readily available by public means, e.g., the internet. 37.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. 37.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

65 37.5. Landlord or Tenant may, but shall not be obligated to, record a short form or memorandum hereof. In the event Tenant wishes to record a short form memorandum, such memorandum shall be in the form attached hereto as Exhibit M, and concurrently with Tenant’s signature on such short form memorandum, Tenant will sign a termination of such short form memorandum of lease in the form of Exhibit N which termination will be held by Landlord and may be recorded by Landlord upon the expiration or earlier termination of this Lease. Within ten (10) days after receipt of written request from Landlord, which Landlord may make at any time, Tenant shall execute an updated termination of any short form or memorandum of lease recorded with respect hereto (which termination will be held by Landlord in escrow until the termination or expiration of this Lease). Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease, including any transfer or other taxes incurred in connection with such recordation. Neither party shall record this Lease. 37.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. 37.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed). 37.8. Time is of the essence with respect to the performance of every provision of this Lease. 37.9. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. 37.10. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord. 37.11. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

66 37.12. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist. 37.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting. 37.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles. 37.15. Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. 37.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. 37.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. 37.18. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease. 37.19. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises. 37.20. Subject to Force Majeure or temporary interruptions due to casualty or repairs and maintenance, Tenant will have access to the Premises 24 hours per day, 7 days per week throughout the Term. 37.21. Whenever in this Lease a non-scheduled payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days

67 within which payment is to be made is not set forth, or the words "promptly" and/or "on demand," or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days (and when words such as “immediately” or the equivalent are used, then such payment will be due ten (10) days) after the party which is entitled to such payment sends written notice to the other party demanding payment. 37.22. For so long as Tenant leases a minimum of three hundred sixty thousand (360,000) square feet of Rentable Area at the Project, Landlord shall not enter into a lease agreement for any space in the Project with any of the following competitors of Tenant: Affymetrix (including Parallele, True Materials, Panomics, and US Bio Chemicals), Agilent, Beckman Coulter, BGI (including Complete Genomics), BioArray Solutions, Combimatrix, Intelligent Biosystems, Thermo Fisher (including Life Technologies, Applied Biosystems, Invitrogen, and Ion Torrent), Luminex, Natera, New England Biolabs, Pacific Biosciences, Qiagen (including Intelligent Biosystems & Pyrosequencing), Roche, Sequenom, Ariosa (including Tandem Diagnostics), Genomic Health, Oxford Nanopore (each, a “Competitor”); provided, however, that nothing in this Lease shall prohibit Landlord from entering into a lease agreement with any affiliate (which shall mean a company controlled by, under common control with, or which controls such Competitor) of a Competitor (any such entity, a “Competitor Affiliate”); provided, further, that, prior to entering into any lease agreement with a Competitor Affiliate for space at the Project, Landlord shall be obligated to offer the space which Landlord intends to lease to such Competitor Affiliate to Tenant in accordance with the terms, conditions and provisions of this Section 37.22 (the “Competitor ROFR”). 37.22.1 In the event Landlord receives from a Competitor Affiliate a bona fide offer to lease space in the Project on terms which Landlord would consider (any such space, the “Competitor ROFR Premises”), Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions (including lease term) of the proposed lease to such Competitor Affiliate of the Competitor ROFR Premises. This Competitor ROFR will not apply in the event an existing tenant of the Project becomes a Competitor Affiliate after entering into its lease at the Project, in which case, Landlord will have no obligation to offer such Competitor Affiliate’s space to Tenant, and Landlord will have the right to extend, expand or permit such Competitor Affiliate to exercise any rights or options granted to it pursuant to its lease without any liability or obligation to Tenant hereunder. 37.22.2 Within ten (10) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Competitor ROFR Premises on the terms and conditions set forth in the Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within such ten (10) day period, then Tenant shall be deemed to have elected not to lease the Competitor ROFR Premises. 37.22.3 If Tenant timely notifies Landlord that Tenant elects to lease the Competitor ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Competitor ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer. Landlord and Tenant will execute an amendment to this Lease adding the Competitor ROFR Premises to the Premises on the terms set forth in the Notice of

68 Offer (provided that the Term as to the Competitor ROFR Premises does not have to be coterminous with the Premises) and otherwise in accordance with the terms and conditions of this Lease. Notwithstanding anything in this Section 37.22 to the contrary, the Competitor ROFR shall not apply during the last twelve (12) months of the Term (or any applicable Option Term) unless Tenant has delivered an Option Exercise Notice pursuant to Section 39.3 of this Lease further extending the Term. 37.22.4 If Tenant notifies Landlord that Tenant elects not to lease the Competitor ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10)-day period described above, then Landlord shall have the right to consummate a lease with such Competitor Affiliate of the Competitor ROFR Premises on such terms as Landlord and such Competitor Affiliate deem acceptable (provided that in the event the terms previously offered to Tenant in the Notice of Offer are altered so as to reduce the Net Effective Rental Rate (as defined below) by more than five percent (5%) of the Net Effective Rental Rate listed in the Notice of Offer delivered to Tenant, Landlord will be obligated to deliver a revised Notice of Offer stating such revised terms, and Tenant will have three (3) business days after receipt of the revised Notice of Offer to deliver written notice to Landlord exercising the Competitor ROFR on such revised terms). The term “Net Effective Rental Rate” shall mean the rental rate, as adjusted to reflect the value of any free rent, tenant improvement allowance or similar monetary concessions contained in the revised Notice of Offer. If Tenant elects not to exercise the Competitor ROFR on such revised terms (or fails to respond during such three (3) business day period), then Tenant will have no further rights with respect to the Competitor ROFR Premises and Landlord shall have the right to enter into a lease with such Competitor Affiliate on any terms and conditions it deems acceptable. 37.22.5 Notwithstanding anything in this Article to the contrary, Tenant shall not have the right to exercise the Competitor ROFR during such period of time that Tenant is in monetary or material non-monetary Default under any provision of this Lease (and the time period for Tenant to exercise the Competitor ROFR will not be extended by reason of Tenant’s inability to so exercise the Competitor ROFR). Any attempted exercise of the Competitor ROFR during a period of time in which Tenant is so in monetary or material non-monetary Default (beyond the expiration of all applicable notice and cure periods) shall be void and of no effect. 37.22.6 The rights described in this Section 37.22 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned to any third party except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall be fully and primarily liable under this Lease for any Competitor ROFR Premises leased pursuant to this Section 37.22 regardless of whether the right of first refusal granted under this Section 37.22 is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate. Illumina, Inc. will sign any reasonable document reasonably requested by Landlord to confirm the foregoing continuing liability of Illumina, Inc. as an express condition precedent to Landlord’s obligation to lease the Competitor ROFR Premises to any Tenant’s Affiliate.

69 37.22.7 If Tenant exercises the Competitor ROFR, Landlord does not guarantee that the Competitor ROFR Premises will be available on the anticipated commencement date for the Lease as to such Competitor ROFR Premises due to a holdover by the then-existing occupants of the Competitor ROFR Premises or for any other reason beyond Landlord’s reasonable control. 38. Telecommunications Equipment. At any time during the Term, subject to the terms of this Article 38, Tenant shall have the exclusive right to install, at Tenant's sole cost and expense, satellite or microwave dishes or other communication equipment (the "Telecommunications Equipment") upon the roof of the Buildings leased solely by Tenant to the extent the same is reasonably necessary for equipment used in connection with Tenant’s business operations at the Project. Tenant shall comply with any roof or roof-related warranties. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's written approval prior to installation (which approval will not unreasonably be withheld, conditioned or delayed) any covenants, conditions, or restrictions encumbering the Premises and, any Applicable Laws. Tenant shall maintain such Telecommunications Equipment in good condition and repair, at Tenant's sole cost and expense. The cost of the Telecommunications Equipment, including but not limited to the permitting, installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its Telecommunications Equipment, or if Tenant fails to remove such Telecommunications Equipment upon termination of this Lease, or fails to repair any damage caused by such removal, Landlord may do so at Tenant's expense. Tenant shall on demand reimburse Landlord for all actual, documented and reasonable costs incurred by Landlord to effect such removal, which amounts shall be deemed Additional Rent and shall include without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and actual attorneys' fees with interest thereon. Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, claim, lawsuit, liability or expense (including reasonable attorneys' fees and disbursements) arising directly or indirectly out of Tenant's Telecommunications Equipment or any failure to perform any of its obligations under this Article 38. 39. Options to Extend Term. Tenant (or a Tenant’s Affiliate to whom Tenant has assigned its entire interest in this Lease) shall have three (3) options (each, an “Option”) to extend the Term by five (5) years each (each, an “Option Term”) as to the entire Premises (or as to any full Building leased by Tenant; provided that in the event Tenant does not elect to exercise its Option as to all Buildings in the Project, the Multi-Tenant Provisions will apply as of the commencement date of such Option Term) upon the following terms and conditions. If Tenant fails to renew the Term as to any Building within the Project, Tenant will have no further right or Option with respect to those Buildings for which Tenant does not exercise the applicable Option (e.g., if Tenant elects to exercise its Option only as to Building A, the Multi-Tenant Provisions will apply and Tenant will have no further right or Option with respect to Building D, Building B or Building C). Tenant may not exercise the second or third Option, as applicable, unless Tenant has properly exercised the first and second Options in accordance with the terms of this Article 39. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

70 39.1. Base Rent for the applicable Building(s) identified in the Option Exercise Notice (as defined below) shall be adjusted on the first (1st) day of each Option Term. The Base Rent during each Option Term shall equal the Fair Market Value for the applicable Option Term, which Fair Market Value determination will include rental adjustments in accordance with comparable transactions as determined as part of the Fair Market Value determination. "Fair Market Value" means the then-prevailing average annual rate that comparable landlords have accepted in current transactions from new, non-equity (i.e., not being offered equity in the Buildings), nonrenewal, nonexpansion and nonaffiliated tenants of similar financial strength for comparable space in comparable class "A" office/lab buildings comparably located, with comparable size, quality and floor height in a first class office building, or as appropriate, a laboratory building, taking into consideration all relevant factors, including, without limitation, the proposed lease term, the tenant inducements, allowances or concessions, if any, and excluding specialized tenant improvements or tenant paid improvements for a comparable term, with the determination of Fair Market Value to take into account all relevant factors, including tenant inducements, allowances or concessions, if any, the extent of the services provided or to be provided to the Premises, and contraction and expansion options. In the event the tenant inducements, allowances or concessions granted differ from the terms contained in this Lease, an adjustment to the Fair Market Value shall be made on a basis consistent with the adjustments commonly made in the market for comparable differences and concession packages. If Landlord and Tenant cannot agree on the Fair Market Value for purposes of any Option Term within sixty (60) days after Tenant delivers the Option Exercise Notice, then they shall engage a mutually agreeable independent third party appraiser, which appraiser shall be a real estate broker with at least ten (10) years' experience in appraising the rental value of leased commercial premises (for research and development and laboratory uses) at comparable sites within the Bay Area Peninsula submarket (the "Appraiser"). If the parties cannot agree on the Appraiser, each shall within ten (10) days after such impasse appoint an Appraiser (meeting the qualifications set forth above) and, within ten (10) days after the appointment of both such Appraisers, those two Appraisers shall select a third Appraiser meeting the qualifications set forth above. If either party fails to timely appoint an Appraiser, then the Appraiser the other party appoints shall be the sole Appraiser. Within ten (10) days after appointment of all Appraiser(s), Landlord and Tenant shall each simultaneously give the Appraisers (with a copy to the other party) its determination of Fair Market Value, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Appraisers shall by majority vote select either Landlord's or Tenant's Fair Market Value. The Appraisers may not select or designate any other Fair Market Value. The determination of the Appraiser(s) shall bind the parties. 39.2. The rights described in this Section 39 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned separately from this Lease except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall remain fully and primarily liable under this Lease during any Option Term regardless of whether such Option was exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate. Illumina, Inc. will sign any reasonable document reasonably requested by Landlord to confirm the foregoing

71 continuing liability of Illumina, Inc. as an express condition precedent to Landlord’s obligation to allow any Tenant’s Affiliate to exercise an Option. 39.3. Each Option is conditional upon Tenant giving Landlord written notice (“Option Exercise Notice”) of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section. 39.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option during any time period when Tenant is in monetary or material non-monetary default after the expiration of any applicable notice and cure period, or in the event that Tenant has defaulted in the performance of its obligations under this Lease three (3) or more times and a service or late charge has become payable under Section 28.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such defaults. 39.5. The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 39.4. 40. Expansion Option. Upon a written request from Tenant, at any time during the Expansion Exercise Period (as defined below), Tenant can request that Landlord provide (1) its then-current calculation of the estimated Project Costs for the Expansion Space (as defined below) based on a bid from Landlord’s general contractor, and (2) a detailed rent schedule for the Expansion Space, which Landlord shall provide within thirty (30) days after receipt of Tenant’s written request. In the event that, at any time within the first thirty-six (36) months after the Phase 1 Rent Commencement Date subject to extension as set forth below (the “Expansion Exercise Period”), Tenant would like to expand the Premises to include that certain Building to be constructed by Landlord and referred to as Building C and containing approximately 160,000 square feet of Rentable Area, subject to measurement pursuant to Section 1.1 above (“Expansion Space”), as further described on Exhibit A attached hereto, Tenant may do so by delivering written notice to Landlord (“Expansion Notice”), which notice shall state that Tenant is exercising its option (“Expansion Option”) to request that Landlord construct Building C and the related parking facilities to accommodate Tenant’s expansion into the Expansion Space. If Tenant delivers an Expansion Notice to Landlord within the Expansion Exercise Period, then the Expansion Space will be added to the Premises leased by Tenant hereunder on terms and conditions substantially equivalent to those applicable to the original Premises except that (i) the Commencement Date as to Tenant’s lease of the Expansion Space will be the date (the “Expansion Space Commencement Date”) which is nine (9) months after the Expansion Space is delivered to Tenant in TI Ready Condition; provided that if the Expansion Space Commencement Date is delayed because of a Tenant Delay (as defined the Work Letter), then the Expansion Space Commencement Date shall be the date that the Expansion Space Commencement Date would have occurred but for such Tenant Delay, and in the event there is

72 a Landlord Delay or an Uncontrollable Delay which actually delays completion of the Tenant Improvements (provided that no Uncontrollable Delays shall exceed 90 days regardless of the actual number of days of Uncontrollable Delay)), then the nine (9) month period set forth above will be extended by the number of days of such Landlord Delays and/or Uncontrollable Delays, as applicable, and (ii) the annual Base Rent for the Expansion Space (the “Expansion Space Base Rent”) will be equal to the sum of (a) the product of seven percent (7%) and the Project Costs (as defined in Exhibit E) allocable to the Expansion Space, which shall be payable commencing as of the Expansion Space Commencement Date (which will escalate pursuant to Section 6 above) (the “Project Costs Component”), plus (b) the fixed portion of the Expansion Land Rent set forth in Section 40.1(a) below (i.e., $1,574,809.60, but subject to increase pursuant to Section 6 above), which shall be payable commencing on the later of (1) the first day of the thirty-seventh (37th) month after the Phase 1 Rent Commencement Date or (2) the Expansion Space Commencement Date, and will be further subject to escalation as set forth in Section 6 above (the “Land Rent Component”), (iii) the only tenant improvement allowance payable by Landlord in connection with the Expansion Space will be an amount equal to Fifty Five Dollars ($55.00) per square foot of Rentable Area in the Expansion Space, as measured in accordance with Section 1.1 of this Lease, (iv) the Term Expiration Date as to the Expansion Space will be the date that is fifteen (15) years after the Expansion Space Commencement Date and (v) the Project and Base Building Work, including without limitation the Shell Schematic Design Documents, Approved Plans, Design Development Documents, Project Cost Estimate and Final Budget, will all be altered, prepared and/or approved as necessary to reflect the Expansion Space. Expansion Space Base Rent will be payable in monthly installments equal to 1/12th of the Expansion Space Base Rent as calculated pursuant to subsection (ii) of the foregoing sentence and otherwise in accordance with the provisions of this Lease applicable to Base Rent (and further subject to adjustment pursuant to the terms of Section 6 of this Lease). The Project and Base Building Work with respect to the Expansion Space will be constructed in a manner which is comparable to the initial Premises (and delivered in substantial accordance with the Specifications set forth in Exhibit C). In the event Tenant properly exercises the Expansion Option, Landlord and Tenant will execute an amendment to this Lease memorializing the addition of the Expansion Space to the Premises within thirty (30) days after the date of the Expansion Notice (provided that the execution of such an amendment will not be a condition precedent to the effectiveness of the expansion), which Expansion Space Amendment shall include a detailed schedule of the Expansion Space Base Rent. In order to exercise the Expansion Option hereunder, Tenant must not be in Default under this Lease after expiration of applicable notice and cure periods at the time of delivery of the Expansion Notice. The rights described in this Section 40 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned separately from this Lease except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall be fully and primarily liable under this Lease for the Expansion Space (if the Expansion Option is exercised), regardless of whether the Expansion Option is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate, and Illumina, Inc. agrees to sign any reasonable document reasonably requested by Landlord to confirm the foregoing continuing liability of Illumina, Inc. as an express condition precedent to Landlord’s obligation to lease the Expansion Space to any Tenant’s Affiliate regardless of whether the Expansion Option, Land Rent Option

73 and/or Building C ROFR (as applicable) is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate. 40.1 By delivery of written notice (“Land Rental Notice”) delivered to Landlord no later than the day that is twenty-four (24) months after the Phase 1 Rent Commencement Date, Tenant (or a Tenant’s Affiliate to whom Tenant has assigned its entire interest in this Lease) may elect to extend the Expansion Option (such extension may be referred to as the “Land Rental Option”) by agreeing to pay “Expansion Land Rent” as defined below, which Expansion Land Rent will commence on the first day of the thirty-seventh (37th) month following the Phase 1 Rent Commencement Date; provided, however, that Tenant's right to provide the Land Rental Notice shall continue unless Landlord provides written notice ("Reminder Notice") to Tenant of Tenant's failure to timely provide such Land Rental Notice and Tenant fails to provide the same within ten (10) days of Landlord's Reminder Notice (which Reminder Notice shall not be sent earlier than that date which is twenty-four (24) months after the Phase 1 Rent Commencement Date). The “Expansion Land Rent” shall mean an annual amount equal to the sum of (a) $1,574,809.60, plus (b) the product of (i) seven percent (7%) and (ii) all Project Costs which are allocated to Building C by Landlord based on the pro rata share of Building C to the overall Rentable Area of the Project. Expansion Land Rent will be payable in monthly installments equal to 1/12th of the Expansion Land Rent as calculated pursuant to the foregoing sentence and otherwise in accordance with the provisions of this Lease applicable to Base Rent (and further subject to adjustment pursuant to the terms of Section 6 of this Lease). In the event Tenant elects to exercise the Land Rental Option, then Tenant’s Expansion Option will remain in full force and effect and Tenant will continue to pay the Expansion Land Rent for so long as Tenant desires (provided that the Land Rental Option will in no event extend beyond the Term of this Lease as to Building A and Building D). In the event Tenant wishes to terminate the Land Rental Option, it may do so by delivery of at least eighteen (18) months’ prior written notice, in which event the Land Rental Option (and the Expansion Option) will terminate as of the date which is eighteen (18) months after Landlord’s receipt of such termination notice. Landlord shall have all the same rights and remedies for non-payment of Expansion Land Rent as it has for non-payment of Base Rent hereunder. The rights described in this Section 40.1 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned separately from this Lease except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall be fully and primarily liable under this Lease for the Expansion Land Rent regardless of whether the Land Rent Option is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate, and Illumina, Inc. agrees to sign any reasonable document reasonably requested by Landlord to confirm the foregoing continuing liability of Illumina, Inc. as an express condition precedent to Landlord’s obligation to allow any Tenant’s Affiliate to exercise the Land Rental Option. 40.2 The parties hereby acknowledge that in the event Tenant exercises the Expansion Option, the Term of this Lease as to the Premises and the Expansion Space will not expire on the same date. Tenant shall have the option, exercisable by written notice (an “Expansion Extension Notice”) delivered to Landlord within ninety (90) days after the Expansion Space Commencement Date, to extend the Term Expiration Date for the Premises such that the Term of

74 Tenant’s lease of the Premises will expire conterminously with the Expansion Space. In the event Tenant delivers the Expansion Extension Notice within the time period set forth above, the Term of this Lease as to the Premises shall be automatically extended such that Tenant’s lease of the Premises will expire on the Term Expiration Date for the Expansion Space, and all terms and conditions of this Lease as applicable to the Premises shall continue to apply during such extended Term, including the bi-annual adjustment of Base Rent set forth in Section 6 above. Tenant will sign a lease amendment memorializing such extension if requested by Landlord, but such extension will be effective regardless of whether an amendment is entered. Tenant will not have the right to exercise the above option in the event Tenant is in monetary or material non- monetary default hereunder after the expiration of any applicable notice and cure periods. The rights described in this Section 40.2 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned separately from this Lease except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall be fully and primarily liable under this Lease regardless of whether the extension right is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate, and Illumina, Inc. agrees to sign any reasonable document reasonably requested by Landlord to confirm the foregoing continuing liability of Illumina, Inc. 40.3 In the event (i) Tenant fails to exercise the Expansion Option or the Land Rental Option, or (ii) the Expansion Option or Land Rental Option expire or are terminated in accordance with the terms of this Article 40 or by lapse of time, then Landlord will be free to develop Building C, together with all landscaping, parking facilities and structures, private drives and other improvements and appurtenances within the Project related thereto or serving Building C exclusively as reasonably designated by Landlord (the “Building C Site”); provided such development will comply with the provisions of Article 12 of this Lease and Landlord will not make any material changes to the configuration of the Project in connection with the development of the Building C Site. Landlord will have sole control and discretion over the design (provided that Landlord will not make material changes to the exterior appearance of Building C), development and leasing of Building C (subject to Section 37.22 above and the Building C ROFR described in Section 40.4 below). 40.4 In the event Tenant does not exercise its Expansion Option, Tenant shall have a right of first refusal (“Building C ROFR”) as to any space in Building C, provided that such Building C ROFR will only apply after the initial lease of the applicable portions of Building C to third party tenant(s) (i.e., Tenant will have no rights with respect to the initial leasing of any portion of Building C, regardless of when such initial lease is entered). After the initial lease of any portion of Building C, if such space becomes available for lease to third parties, as reasonably determined by Landlord (“Available Second Generation Space”), the Building C ROFR shall apply on the terms and conditions set forth in this Section 40.4, subject to the rights of any holder of a Superior Right (as defined below). To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant or subtenant of any space, or enters into a new lease with such then-existing tenant or subtenant for the same premises, or allows an existing tenant to exercise an option to expand, exercise a right of first refusal or first offer, such rights shall be deemed “Superior Rights” and the affected space shall not be deemed to be

75 Available Second Generation Space. In the event Landlord receives from a third party a bona fide offer to lease Available Second Generation Space on terms which Landlord would consider, Landlord shall provide written notice thereof to Tenant (the “Building C Notice of Offer”), specifying the terms and conditions (including lease term) of a proposed lease to Tenant of the Available Second Generation Space. 40.4.1 Within ten (10) days following its receipt of a Building C Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available Second Generation Space on the terms and conditions set forth in the Building C Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within such ten (10) day period, then Tenant shall be deemed to have elected not to lease the Available Second Generation Space. 40.4.2 If Tenant timely notifies Landlord that Tenant elects to lease the Available Second Generation Space on the terms and conditions set forth in the Building C Notice of Offer, then Landlord shall lease the Available Second Generation Space to Tenant upon the terms and conditions set forth in the Building C Notice of Offer. Landlord and Tenant will execute an amendment to this Lease adding the Available Second Generation Space to the Premises on the terms set forth in the Building C Notice of Offer (provided that the Term as to the Available Second Generation Space does not have to be coterminous with the Premises) and otherwise in accordance with the terms and conditions of this Lease. Notwithstanding anything in this Section 40.4 to the contrary, the Building C ROFR shall not apply during the last twelve (12) months of the Term (or any applicable Option Term) unless Tenant has delivered an Option Exercise Notice pursuant to Section 39.3 of this Lease further extending the Term. 40.4.3 If Tenant notifies Landlord that Tenant elects not to lease the Available Second Generation Space on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10)-day period described above, then Landlord shall have the right to consummate the lease of the Available Second Generation Space with a third party on such terms as Landlord deems acceptable (provided that in the event the terms previously offered to Tenant in the Building C Notice of Offer are altered so as to reduce the Net Effective Rental Rate (as defined below) by more than five percent (5%) of the Net Effective Rental Rate listed in the Building C Notice of Offer delivered to Tenant, Landlord will be obligated to deliver a revised Building C Notice of Offer stating such revised terms, and Tenant will have three (3) business days after receipt of the revised Building C Notice of Offer to deliver written notice to Landlord exercising the Building C ROFR on such revised terms). The term “Net Effective Rental Rate” shall mean the rental rate, as adjusted to reflect the value of any free rent, tenant improvement allowance or similar monetary concessions contained in the revised Building C Notice of Offer. If Tenant elects not to exercise the Building C ROFR on such revised terms (or fails to respond during such three (3) business day period), then Tenant will have no further rights with respect to the Available Second Generation Space and Landlord shall have the right to enter into a lease with a third party on any terms and conditions it deems acceptable. 40.4.4 Notwithstanding anything in this Article to the contrary, Tenant shall not exercise the Building C ROFR during such period of time that Tenant is in default under any provision of this Lease (and the time period for Tenant to exercise the Building C ROFR will not

76 be extended by reason of Tenant’s inability to so exercise the Building C ROFR). Any attempted exercise of the Building C ROFR during a period of time in which Tenant is so in default shall be void and of no effect. 40.4.5 The rights described in this Section 40.4 shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned to any third party except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; provided, however, that the Tenant originally named in this Lease (i.e., Illumina, Inc.) shall be fully and primarily liable under this Lease for any Available Second Generation Space leased pursuant to this Section 40.4 regardless of whether the right of first refusal granted under this Section 40.4 is exercised by the Tenant originally named in this Lease (i.e., Illumina, Inc.) or by a Tenant’s Affiliate. Illumina, Inc. will sign any reasonable document reasonably requested by Landlord to confirm the foregoing continuing liability of Illumina, Inc. as an express condition precedent to Landlord’s obligation to lease the Available Second Generation Space to any Tenant’s Affiliate. 40.4.6 If Tenant exercises the Building C ROFR, Landlord does not guarantee that the Available Second Generation Space will be available on the anticipated commencement date for the Lease as to such Available Second Generation Space due to a holdover by the then- existing occupants of the Available Second Generation Space or for any other reason beyond Landlord’s reasonable control. 40.5 Parking Structure Construction. Effective as of the date (“PS1 Trigger Date”) which is the earlier of (i) the date upon which Tenant delivers an Expansion Notice to Landlord pursuant to Section 40 above, (ii) the date upon which the Expansion Exercise Period (as the same may be extended by the Land Rental Option pursuant to Section 40.1 above) ends, (iii) the date upon which the Term with respect to any Building expires or (iv) the expiration or earlier termination of this Lease (other than a termination due to a Landlord default), Tenant will be obligated to pay for the cost to construct a parking structure (“PS1”) in the location labelled “Parking Structure 1” on the Site Plan attached hereto as Exhibit A (as such Site Plan may be modified as permitted hereunder). Landlord will perform the construction of PS1 in accordance with the plans and specifications included within the Approved Plans. For clarity, Tenant’s obligation to pay to construct PS1 will apply regardless of whether Tenant leases any space in Building C and is independent of any right of expansion, extension or otherwise in this Lease. In the event Tenant determines that it requires additional parking spaces prior to the PS1 Trigger Date, Tenant may deliver written notice to Landlord requesting to accelerate the PS1 Trigger Date to an earlier date as specified in such notice, in which case Landlord will construct PS1 as soon as reasonably practicable after such accelerated PS1 Trigger Date. Landlord will provide Tenant with monthly invoices for all costs incurred by Landlord during the construction of PS1, which costs shall constitute Additional Rent due hereunder. All such invoices will be paid by Tenant within thirty (30) days after Tenant’s receipt thereof. In the event Tenant fails to pay any costs incurred by Landlord in connection with construction of PS1, Landlord will have all rights and remedies against Tenant as it has for non- payment of any other Rent due hereunder, including all rights set forth in Section 46 below. In addition, in the event this Lease terminates prior to the construction of PS1 for any reason other than a Landlord default, in lieu of making monthly payments during construction of PS1 as set

77 forth above, Tenant will pay to Landlord a lump sum equal to the anticipated cost (based on a competitive bid to at least three (3) general contractors selected by Landlord) to construct PS1 within thirty (30) days after receipt of an invoice from Landlord for such costs, which invoice will be accompanied by the general contractor’s bid, without any deduction or offset whatsoever, which obligation will survive the expiration or earlier termination of this Lease. 41. Right of First Refusal to Purchase. Provided that Tenant is not then in monetary or material non-monetary default under this Lease, then if Landlord receives an offer to purchase the Project or any individual Buildings within the Project on terms which Landlord would agree to sell such Building(s) or Project to such third party (the applicable Building(s) or Project to which such offer to purchase applies shall be referred to in this Article 41 as the “Interest”), then Landlord shall provide Tenant with a summary of the pertinent economic and non-economic terms of such offer, including the purchase price and any earnest money deposits required (the “Offer Summary”), and Tenant shall have a period of ten (10) business days from receipt thereof (the “ROFR Period”) within which to exercise its right (the “ROFR”) to purchase the Interest under the terms contained in the Offer Summary. If Tenant is in default, the foregoing shall not be read to prevent Tenant from curing the applicable default and then exercising the ROFR once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease and the ROFR is exercised within the period set forth herein (which period shall not be extended to allow for a cure of the default). 41.1 For the avoidance of confusion, Tenant’s rights under this Article 41: (a) shall be personal to the Tenant originally named in this Lease (i.e., Illumina, Inc.), may not be transferred to any other entity, and may not be assigned separately from this Lease except in connection with an assignment of Tenant’s entire interest in this Lease to a Tenant’s Affiliate; (b) shall be continuing and binding on Landlord's successors and assigns, and; (c) shall apply only to a proposed sale of Landlord’s fee simple interest to a third party for consideration and shall not apply in the event of: (i) a multi-asset portfolio sale by persons holding a controlling interest in Landlord (and/or their affiliates), or (ii) a recapitalization or financing transaction, including grants of easements, rights and restrictions and the like (iii) any larger securities transaction involving the Interest or (iv) a sale, transfer or other conveyance of any Interest in the Project to any parent, subsidiary or affiliate of Landlord. 41.2 Tenant shall notify Landlord of its election to exercise the ROFR by giving Landlord written notice (“ROFR Exercise Notice”) within the ROFR Period, in the manner set forth herein for the giving of notice to Landlord. Within ten (10) business days thereafter, Landlord and Tenant shall enter into a purchase agreement incorporating the economic and other terms contained in the Offer Summary, which purchase agreement will otherwise contain commercially reasonable terms consistent with comparable transactions involving the sale of a project to the occupant thereof in the market area of the Project, including a thirty (30) day

78 diligence period within which to obtain and review the then-current title report and secure an ALTA survey for the Interest or conduct any other commercially reasonable diligence desired by Tenant. Title will be insured by a title company reasonably acceptable to Landlord and Tenant, and the parties will cooperate as required to allow the title company to issue a 2006 Form American Land Title Association extended coverage Owner’s Policy of Title Insurance (or equivalent) in the amount of the purchase price upon closing, with such endorsements or exceptions as Tenant may negotiate with the title company, at Tenant’s sole option and cost. Landlord and Tenant shall consummate the purchase and sale of the Interest pursuant to the terms of such purchase agreement, provided that such purchase agreement shall provide Tenant at least thirty (30) days after entry into the purchase agreement to complete its due diligence and fifteen (15) days thereafter within which to complete the purchase of the Interest. If Landlord and Tenant are unable to agree on the terms of the purchase agreement within the ten (10) business day period set forth above, then the ROFR Exercise Notice will be deemed rescinded and Tenant’s ROFR shall thereafter be null and void and Landlord will be free to convey the Interest to a third party on the terms set forth in the Offer Summary or terms substantially equivalent thereto, and this ROFR will thereafter terminate as to such Interest. No brokerage fees will be payable in connection with the exercise of this ROFR, and each party will be responsible for the payment of any brokerage fee payable to any broker who claims to have represented such party in connection with the purchase or sale pursuant to this ROFR. 41.3 Failure of Tenant to deliver the ROFR Exercise Notice within the required time period shall be deemed an election by Tenant to not exercise the ROFR, and: (a) Tenant shall have no further rights to exercise the ROFR thereafter (except as set forth in (c) and (d) below), and (b) Landlord shall then have the right for the next two hundred forty (240) days to complete the transaction described in the Offer Summary for a purchase price that is equal to or greater than ninety-five percent (95%) of the price set forth in the Offer Summary, whether with the third party who submitted the unsolicited offer to purchase or with another third party, unencumbered by the provisions of this Article, and (c) If a sale of the Interest complying with subparagraph (b) does not occur within the two hundred seventy (270) day period described therein, Landlord shall again comply with the provisions of this Article 41 with respect to any further offer Landlord receives to purchase the Interest which Landlord deems acceptable, and (d) If Landlord intends to sell its Interest in response to an offer with respect to which Tenant failed to deliver the ROFR Exercise Notice within the required time period, for less than ninety-five percent (95%) of the price set forth in the applicable Offer Summary, Landlord shall again provide Tenant with the opportunity to deliver a ROFR Exercise Notice with respect thereto, and the ROFR Period shall be ten (10) business days as to such revised Offer Summary. Notwithstanding the foregoing, Tenant’s first refusal rights under this Article 41 shall be null and void and of no further effect if Tenant delivers a ROFR Exercise Notice and then fails to close on

79 the purchase of the Interest for any reason (other than as a result of a default by Landlord under the purchase agreement). If Tenant completes a purchase of any Interest which is less than the entire Project, Landlord and Tenant will enter into an amendment to this Lease terminating the Lease as to the Interest purchased by Tenant and making such other adjustments as necessary to reflect that the Premises no longer includes the Interest. 42. Multi-Tenant Provisions. In the event that (i) Tenant fails to exercise the Expansion Option and/or Land Rental Option as to Building C or (ii) the Term with respect to any Building(s) expires prior to the Term with respect to any other Building(s), the terms and conditions of Exhibit G attached hereto will automatically apply, and the Lease will automatically be modified in accordance with the terms and conditions set forth therein, effective as of the date (“Trigger Date”) set forth in Landlord’s written notice to Tenant advising Tenant that the Project is anticipated to become a multi-tenant Project. 43 Secured Areas. Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord shall at all times be accompanied by a representative of Tenant before entering any Secured Area, and Landlord will otherwise follow Tenant’s commercially reasonable security procedures. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with one (1) business day prior written notice of the specific date and time of such Landlord inspection. Notwithstanding the foregoing, Landlord will be permitted to enter into a Secured Area without a representative of Tenant in the event of an emergency which poses an imminent risk of injury to persons or property where no representative of Tenant is readily available, or in the event Tenant fails to provide a representative after Landlord has made such request at least one (1) business day in advance. 44 Fiber Optic/Internet Services. Subject to the terms of this Lease, including without limitation, Article 14 above, Tenant shall have the right, at Tenant’s sole cost, to contract with a third party to connect fiber optic cable, including any equipment ancillary to such fiber optic cabling (the “Fiber Optic Lines”) to any Buildings within the Project. Tenant may select the service provider, subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed. Landlord will have the right to review and reasonably approve any agreements with such third parties, and in the event Landlord is required to execute any access agreement, easement or similar agreement, such agreement will be in a form reasonably acceptable to Landlord, and Tenant will pay all of Landlord’s reasonable documented costs to review, negotiate and perform such agreement. The method of installation of such Fiber Optic Lines, including location of any trenches and conduit, will be subject to Landlord’s reasonable prior consent, and Tenant or its service provider will repair any damage to the Project and restore all surface areas disturbed by the installation and maintenance of such Fiber Optic Lines. In addition, Tenant will have the right to contract with its preferred internet service provider for internet service to the Premises, at Tenant’s sole cost and expense. In the event any conduit, cabling or similar equipment needs to be connected to the Premises in order to provide such internet service, the terms and conditions set forth above relating to Fiber Optic Lines will apply to the installation of such lines.

80 45 Solar. Tenant may elect to install a solar power generating system and all equipment relating thereto (“Solar Panels”) on the roof of any Building wholly leased by Tenant in order to supply electrical power to the Premises, subject to Tenant’s compliance with all terms and conditions of Articles 14 and 38 above. Tenant shall comply with any roof or roof-related warranties and Applicable Laws. Tenant will be responsible for engaging a qualified structural engineer to assess the weight distribution and requirements for the Solar Panels and Tenant will provide and pay for any roof or structural support required to accommodate such Solar Panels and preserve the roof warranty and structural integrity of the Building. All plans for the installation of such Solar Panels will be subject to Landlord’s prior written consent, which shall not be unreasonably withheld. Upon the expiration or earlier termination of this Lease, Landlord may elect to require Tenant to remove such Solar Panels and repair all damage caused by such removal and restore the Building to its condition prior to the installation of such system. Tenant, at its sole cost and expense, shall inspect the Solar Panels at least annually (or more often, if more frequent inspections are in keeping with industry standards), and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of the Solar Panels. Tenant shall not permit the installation, maintenance or operation of the Solar Panels to violate any Applicable Laws. 46. Completion Guaranty. In order to induce Landlord to enter into the Lease, and in consideration of Landlord’s investment in the Project, and further acknowledging that Landlord intends to rely on the guaranty set forth in this Section 46 in entering into this Lease and investing in the Project, Tenant hereby irrevocably, absolutely and unconditionally warrants and guarantees to Landlord, independently of all other obligations and rights of Tenant under this Lease, and regardless of whether Tenant determines that it will not occupy the Premises under this Lease for any reason, that it will (i) complete the Tenant Improvements in Building D and complete the Tenant Improvements in a minimum of 160,000 square feet of Rentable Area in Building A and/or Building B in accordance with the Approved TI Plans (as defined in the Tenant Work Letter attached hereto as Exhibit B), with reasonable diligence after the Premises are delivered to Tenant in TI Ready Condition (but in any event prior to the date which is two (2) years after the date of delivery in TI Ready Condition, subject to Uncontrollable Delays (provided that no Uncontrollable Delays shall exceed 90 days regardless of the actual number of days of Uncontrollable Delay)), (ii) prior to the expiration of the initial Term of this Lease, complete Tenant Improvements in the remaining portions of Building A and Building B to a minimum level such that such remaining portions of Building A and Building B are in “warm shell” condition, with such warm shell improvements constructed in a good and workmanlike manner, in compliance with all Applicable Laws and constructed with finishes and materials equal or better in quality to the materials and finishes used in the 160,000 square feet of Rentable Area completed in accordance with the Approved TI Plans (e.g., with similar type and quality/quantity of base building systems (including base building HVAC, electrical, plumbing and fire life safety systems), with finished lobbies and restrooms, and complete elevators with finished cabs); and (iii) reimburse Landlord for the cost to construct PS1 as set forth in Section 40.5 above (items (i), (ii) and (iii) the “Guaranteed Obligations”). Tenant makes this guaranty with the expectation that it will receive substantial benefits from this Lease and from the investment of Landlord in the Project.

81 46.1 If Tenant fails to perform any part of the Guaranteed Obligations when due, Tenant shall, immediately upon written demand of Landlord to Tenant, cure such failure to perform the applicable part of the Guaranteed Obligations by performing, or causing to be performed, the following: (a) recommencing construction of the Guaranteed Obligations (or payment of the costs of PS1, as applicable) within thirty (30) days of notice from Landlord and diligently prosecuting construction and/or completion of the Guaranteed Obligations at Tenant’s sole cost and expense (subject only to Landlord’s obligation to disburse the TI Allowance); (b) fully paying and discharging all claims, including for labor performed and material and services furnished in connection with the construction and completion of the Guaranteed Obligations; and (c) paying Landlord all reasonable attorneys’ fees and costs Landlord incurs in enforcing the performance by Tenant of the Guaranteed Obligations, with interest at the Default Rate on all past due portions of, and/or sums Landlord has advanced to satisfy portions of, the Guaranteed Obligations pursuant to this Lease. Unless otherwise required by law or a specific agreement to the contrary, all payments received by Landlord from Tenant shall be applied by Landlord to the Guaranteed Obligations in such manner and order as Landlord desires in Landlord’s sole discretion. It is expressly understood and agreed that Landlord may exercise all of its rights and remedies under the Lease or at law or at equity, should any Default relating to any of the Guaranteed Obligations exist that is not cured promptly after a demand by Landlord to Tenant pursuant to this Section 46. If Tenant shall fail to perform the Guaranteed Obligations hereunder, then Landlord shall have the right to, in addition to and cumulative of any other remedies Landlord may have hereunder, at Landlord’s option and without any obligation to do so, upon giving prior written notice to Tenant, proceed to perform the Guaranteed Obligations on behalf of Tenant, and Tenant shall, upon written demand from Landlord, including an invoice, pay to Landlord all such sums expended by Landlord in the performance of the Guaranteed Obligations with interest thereon at the Default Rate. In connection with such completion, Landlord may make changes to the Approved Plans as Landlord may reasonably deem necessary or as may be required by any Governmental Authority. Notwithstanding anything to the contrary, Tenant further agrees to indemnify and hold harmless Landlord against any loss, damage, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) that Landlord may suffer or incur by reason of the breach or failure of the Tenant’s undertakings and agreements pursuant to this Section 46; provided, however that Tenant’s indemnity obligation shall not extend to loss of business, loss of profits or other consequential damage which may be suffered by Landlord. This guaranty is not a guaranty of collection, but rather this guaranty is an irrevocable, absolute, and unconditional guarantee of performance of the Guaranteed Obligations; and if all or any part of the Guaranteed Obligations are not performed by Tenant as and when required herein, Tenant shall perform the same immediately upon written demand by Landlord. 46.2 Landlord’s rights hereunder shall not be exhausted by any action taken by Landlord until all Guaranteed Obligations have been fully performed and this guaranty shall continue until the Guaranteed Obligations have been fully performed. The liability of Tenant hereunder shall be reinstated and revived, and the rights of Landlord shall continue with respect to any amount at any time paid on account of the Guaranteed Obligations that shall thereafter be required to be restored or returned by Landlord upon bankruptcy, insolvency, or reorganization of Tenant, or any other person, or otherwise, all as though such amount had not been paid. The

82 obligations of Tenant pursuant to this Section 46 shall survive the expiration or earlier termination of this Lease. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written. LANDLORD: BMR–LINCOLN CENTRE LP, a Delaware limited partnership By: Name: Title: TENANT: ILLUMINA, INC., a Delaware corporation By: Name: Title: